Exhibit 10.16

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

LICENSE AND CO-DEVELOPMENT AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made as of July 4, 2018 (“Effective Date”), by and between BioNTech RNA Pharmaceuticals GmbH, a corporation organized and existing under the laws of Germany (“BioNTech”), having its principal place of business at An der Goldgrube 12, 55131 Mainz, Germany, and Genevant Sciences GmbH, a corporation organized and existing under the laws of Switzerland (“Genevant”), having an address of Viaduktstrasse 8, 4051 Basel, Switzerland. BioNTech and Genevant are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Genevant has an exclusive license to certain intellectual property rights relating to RNA-based therapeutics enabled by lipid nanoparticle delivery technologies;

WHEREAS, BioNTech is developing certain mRNA payloads for treatment in the field of oncology and infectious diseases and is also developing alone and in collaboration with third parties certain formulations useful for the delivery of mRNA payloads;

WHEREAS, the Parties wish to jointly develop pharmaceutical products that combine the best mRNA payloads with the best lipid nanoparticle technology in the fields of rare diseases and liver diseases, under the terms and conditions set forth herein; and

WHEREAS, BioNTech wishes to obtain from Genevant a license to utilize the lipid nanoparticle delivery technologies in conjunction with its development of mRNA payloads and delivery technologies in the oncology field, and Genevant is willing to grant such license to BioNTech, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, BioNTech and Genevant hereby agree as follows.

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Accounting Standards” means internationally recognized accounting principles (including IFRS, US GAAP, and the like), in each case, as then in effect and as consistently applied by the applicable Party or its Affiliate or Sublicensee.

1.2 “Affiliate” means, (a) with respect to Genevant, any Person that, directly or indirectly through one or more intermediaries is controlled by Genevant Sciences Ltd., but for only so long as such control exists; and (b) with respect to BioNTech, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with BioNTech, but for only so long as such control exists. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control”) means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) direct or indirect beneficial ownership of more than fifty percent (50%) of the voting share capital or other equity interest in such entity. Notwithstanding the above, for purposes of this Agreement, [***] and its Affiliates will not be deemed to be Affiliates of Genevant, and AT Impf GmbH, having its place of business at Rosenheimer Platz 6, 81669 Munich, Germany, and any person or entity that, during the Term, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with AT Impf GmbH (other than BioNTech AG or any person or entity that is directly or indirectly controlled by BioNTech AG) shall not be considered an Affiliate of BioNTech.

1.3 “Alliance Manager” has the meaning set forth in Section 3.5 (Alliance Managers).

1.4 “Allowable Expenses” has the meaning set forth in Exhibit F.

1.5 “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits (including MAAs) of or from any court, arbitrator, Regulatory Authority or Governmental Authority having jurisdiction over or related to the subject item.

1.6 [***] means [***].

1.7 “[***] Agreement” means the April 11, 2018, Cross License Agreement by and between Genevant Sciences Ltd. and [***].

1.8 “Auditor” has the meaning set forth in Section 8.8 (Audit Dispute).

1.9 “BioNTech Development Milestone Plan” has the meaning set forth in Section 4.2.

1.10 “BioNTech Field” means the treatment, prevention and diagnosis of illnesses in the field of oncology.

1.11 “BioNTech Indemnitees” has the meaning set forth in Section 15.1 (Indemnification by Genevant).

1.12 “BioNTech Joint Inventions” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.13 “BioNTech Joint Patents” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.14 “BioNTech Know-How” means all Know-How that BioNTech Controls as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, Manufacture or Commercialization of: (a) any BioNTech Product in the BioNTech Field; and/or (b) any Co-Development Product in the Co-Development Field. BioNTech Know-How includes BioNTech Joint Inventions, BioNTech Sole Inventions and BioNTech’s interest in Co-Owned Joint Inventions.

1.15 “BioNTech mRNA Payloads” means the five (5) mRNA payloads created by BioNTech and the [***] identified in Exhibit A. The Parties agree that Exhibit A will include [***] mRNA payloads at the time of execution of this Agreement. Within twelve (12) months from execution of this Agreement, BioNTech may propose [***] additional mRNA payloads to be included in the BioNTech mRNA Payloads and [***] the proposal made by BioNTech, [***]. Upon written agreement by the Parties to such final mRNA payload, Exhibit A will be updated to include such mRNA payload.

1.16 “BioNTech Patents” means all Patents that BioNTech Controls as of the Effective Date or during the Term that are necessary or reasonably useful for the Development, Manufacture or Commercialization of: (a) any BioNTech Product in the BioNTech Field; and/or (b) any Co-Development Product in the Co-Development Field. BioNTech Patents includes BioNTech Joint Patents BioNTech’s interest in Co-Owned Joint Patents. A list of BioNTech Patents existing as of the Effective Date is attached as Exhibit H. While the Parties intend Exhibit H to be exhaustive, the failure to list a Patent on Exhibit H will not exclude it from the definition of BioNTech Patents if it otherwise meets the definition provided herein.

1.17 “BioNTech Product” means any pharmaceutical product that contains a BioNTech mRNA Payload encapsulated within a LNP (irrespective of whether such LNP is Contolled by Genevant or BioNTech).

1.18 “BioNTech Product Infringement” has the meaning set forth in Section 11.4(a) (Notice).

1.19 “BioNTech Product Manufacturing Know-How” means Genevant Know-How that is necessary or reasonably useful to Manufacture any BioNTech Product in the BioNTech Field.

1.20 “BioNTech Product Pharmacovigilance Agreement” has the meaning set forth in Section 5.4 (Pharmacovigilance).

1.21 “BioNTech Product Supply Agreement” has the meaning set forth in Section 6.1 (Manufacture of BioNTech Products).

1.22 “BioNTech Products Collaboration Plan” has the meaning set forth in Section 4.4 (Conduct of Development Activities by Genevant).

1.23 “BioNTech Sole Inventions” means any Inventions made solely by BioNTech’s or its Affiliates’ employees, agents or independent contractors.

1.24 “BioNTech Technology” means the BioNTech Know-How and the BioNTech Patents.

1.25 “Blocker Entity” has the meaning set forth in Section 16.5(b) (Taxes of Co-Entrepreneurship).

1.26 “Board of Directors” has the meaning set forth in Section 1.49(a) (Competitor Change of Control).

1.27 “Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in Mainz, Basel or New York.

1.28 “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.

1.29 “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.

1.30 “CFR” means the U.S. Code of Federal Regulations.

1.31 “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature.

1.32 “CMC” means chemistry, Manufacturing, and controls.

1.33 “CMO” means contract Manufacturing organization.

1.34 “Code” has the meaning set forth in Section 3.3 (JSC Decision-Making).

1.35 “Co-Development Field” means the treatment, prevention and diagnosis of liver diseases (as defined by the FDA and/or the EMA), excluding any oncology diseases.

1.36 “Co-Development Joint Inventions” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.37 “Co-Development Joint Patents” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.38 “Co-Development mRNA Payloads” means the six (6) mRNA payloads to be created by BioNTech in the Co-Development Field and the [***] identified in Exhibit B of which five (5) will be selected for Development as part of Co-Development Products.

1.39 Co-Development Product” means any pharmaceutical product that contains a Co-Development mRNA Payload encapsulated within a Genevant LNP and/or, if agreed between the Parties in the JSC, within another LNP.

1.40 “Co-Development Product Development Plan” has the meaning set forth in Section 9.2.

1.41 “Co-Development Product Commercialization Plan” has the meaning set forth in Section 10.2 (Commercialization Plan and Report).

1.42 “Co-Development Product Infringement” has the meaning set forth in Section 11.4(a) (Notice).

1.43 “Co-Development Product Pharmacovigilance Agreement” has the meaning set forth in Section 9.10 (Co-Development Product Pharmacovigilance).

1.44 “Co-Development Product Supply Agreement” has the meaning set forth in Section 9.11 (Manufacturing Responsibilities).

1.45 “Combination Product” means any product containing (i) at least one Product and (ii) at least one additional active ingredient that is not a Product.

1.46 “Commercialization” means the conduct of all activities undertaken before and after Regulatory Approval relating to the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering products to customers) of products, including: (a) sales force efforts, detailing, advertising, medical education, planning, marketing, sales force training, and sales and distribution; and (b) scientific and medical affairs. For clarity, Commercialization does not include any Development activities, whether conducted before or after Regulatory Approval. “Commercialize” and “Commercializing” have correlative meanings.

1.47 “Commercially Reasonable Efforts” means, with respect to an entity’s obligations under this Agreement relating to BioNTech Products or Co-Development Products, those efforts and resources that are consistent with the exercise of customary scientific and business practices as applied in the pharmaceutical industry for a company of a similar stage and size as the entity and having similar resources (viewed in relation to such Party and all of its Affiliates plus, in the case of Genevant, [***] (applying that term to [***] mutatis mutandis as with respect to Genevant)) for Development, regulatory, Manufacturing and Commercialization activities conducted with respect to products at a similar stage of Development or Commercialization and having similar commercial potential, taking into account relative safety and efficacy, product profile, the regulatory environment, payors’ policies and regulations, competitiveness of the marketplace and the market potential of such products, the nature and extent of market exclusivity, including patent coverage and regulatory data protection, price and reimbursement status, and all other relevant commercial, technical, legal, scientific, regulatory, or medical factors.

1.48 “Competitor” means any of the competitive entities identified and separately agreed to in writing by the Parties or their Affiliates (applying that term mutatis mutandis to such entity).

1.49 “Competitor Change of Control” shall be deemed to have occurred if any of the following occurs after the Effective Date:

(a) any Competitor (i) becomes the beneficial owner, directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing more than fifty percent (50%) of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to appoint a majority of the Party’s managing directors or to elect a majority of the members of the Party’s board of directors, supervisory board or similar governing body (“Board of Directors”); or

(b) such Party enters into a merger, consolidation or similar transaction with a Competitor (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the managing directors or the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the managing directors or the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

(c) such Party sells or transfers to a Competitor, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets to which this Agreement relates.

Notwithstanding the foregoing, the occurrence of neither of the following shall, by itself, be considered a Change in Control, the sale of capital stock of a Party in an initial public offering on an internationally recognized securities exchange, including the NYSE, NASDAQ, London Stock Exchange, Frankfurt Stock Exchange, and Hong Kong Stock Exchange shall not constitute a Competitor Change of Control if entered into in the ordinary course of business and not for the purpose or effect of circumventing any other Party’s rights hereunder.

1.50 “Confidential Information” of a Party means all Know-How, unpublished patent applications and other information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed or made available by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic or other form. The terms of this Agreement are the Confidential Information of both Parties. All Inventions made under this Agreement will constitute the Confidential Information of the party that owns such Inventions as set forth in Section 11.1 (Ownership). All other data and results generated under this Agreement in relation to BioNTech Products shall constitute Confidential Information of BioNTech, and all other data and results generated under this Agreement in relation to Co-Development Products shall constitute Confidential Information of both Parties.

1.51 “Control” or “Controlled” means, with respect to any Know-How, Patent or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise, other than by virtue of any license granted to such Party by the other Party pursuant to this Agreement) to grant a license, sublicense, access or other right (as applicable) under such Know-How, Patent, or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.52 “Develop” or “Development” means to develop (including clinical, non-clinical and CMC development), analyze, test and conduct preclinical, clinical and all other regulatory trials for a product, including all post-approval clinical trials, as well as all related regulatory activities and any and all activities pertaining to new indications, pharmacokinetic studies and all related activities including work on new formulations, new methods of treatment, and CMC activities including new Manufacturing methods. “Developing” and “Development” have correlative meanings.

1.53 “Development Costs” means FTE Costs and Out-of-Pocket Costs incurred by the Parties and their Affiliates in Developing the Co-Development Products in the Co-Development Field, in each case to the extent incurred in accordance with this Agreement and the budget approved by the JSC as follows:

(a) all Out-of-Pocket Costs and FTE Costs incurred for activities specified in the Co-Development Product Development Plan including the FTE Costs of scientific, medical, technical and other personnel directly engaged in performing Development activities under the Co-Development Product Development Plan, which costs shall be determined based on time actually spent performing the applicable activities, unless another basis is otherwise agreed in advance by the Parties in writing;

(b) all Out-of-Pocket Costs and FTE Costs in connection with any Manufacturing activities for pre-clinical or clinical supplies as set forth in the Co-Development Product Development Plan, including (i) the Manufacturing Expenses for the Co-Development mRNA Payloads, Genevant LNPs, and Co-Development Products; (ii) costs and expenses incurred to purchase or package Third Party comparator or Third Party combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples;

(c) all Out-of-Pocket Costs and FTE Costs incurred in connection with Regulatory Filings with respect to Co-Development Products in the Co-Development Field;

(d) all Out-of-Pocket Costs and FTE Costs associated with [***] commitments mandated by Governmental Authorities, to the extent incurred with respect to Co-Development Products;

(e) all Out-of-Pocket Costs and FTE Costs identifiable to establishing, updating and maintaining a global safety database for Co-Development Products;

(f) all Out-of-Pocket Costs and FTE Costs associated with companion and in vitro diagnostics, if applicable to the Development of a Co-Development Product; and

(g) any other Out-of-Pocket Costs and FTE Costs incurred that are explicitly included in the budget under the Co-Development Product Development Plan approved by the JSC.

Development Costs shall exclude all Allowable Expenses, capital expenditures not previously agreed to by the Parties as part of the Co-Development Product Development Plan, and any other cost not included in Development Costs, including by way of example, costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead unless otherwise agreed to in writing by the Parties. For the avoidance of doubt, Development Costs do not include Out-of-Pocket Costs, FTE Costs, or other amounts that are attributable and allocable to post-approval commercialization studies other than as specified in (d) above.

1.54 “Development Reconciliation Procedures” has the meaning set forth in Section 9.12(b) (Development Costs Reports).

1.55 “Direct Expenses” means, with respect to Co-Development mRNA Payload, Genevant LNP, BioNTech Products or Co-Development Products, those material and services expenses captured in invoices and the like which are specifically attributable to Manufacture of the Co-Development mRNA Payload, Genevant LNP, BioNTech Product or Co-Development Product, including expenses of raw materials, Manufacturing supplies, solvents, containers, container components, packaging, labels and other printed materials used in production.

1.56 “Disclosing Party” has the meaning set forth in Section 12.1(a) (Duty of Confidence - subsection (a)).

1.57 “Dollar” means U.S. dollars, and “$” shall be interpreted accordingly.

1.58 “EMA” means the European Medicines Agency or any successor entity thereto.

1.59 “Excluded Claim” has the meaning set forth in Section 16.10(f) (Dispute Resolution - subsection (f)).

1.60 “Executive Officers” has the meaning set forth in Section 3.3 (JSC Decision-Making).

1.61 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.62 “First Commercial Sale” means, (a) with respect to any BioNTech Product in any country or jurisdiction in the Territory, the first arm’s length sale of such BioNTech Product by BioNTech, its Affiliates or Sublicensees to a Third Party for distribution, use or consumption in such country or jurisdiction after Regulatory Approval has been obtained for such BioNTech Product in such country or jurisdiction; and (b) with respect to any Co-Development Product in any country or jurisdiction in the Territory, the first arm’s length sale of such Co-Development Product by a Party, its Affiliates or Sublicensees to a Third Party for distribution, use or consumption in such country or jurisdiction after Regulatory Approval has been obtained for such Co-Development Product in such country or jurisdiction.

1.63 “FTE” means a full day of work by one employee recorded in the conduct of the specified activities.

1.64 “FTE Costs” means the product of: (a) that number of FTEs (proportionately, on a per-FTE basis) used by a Party or its Affiliates in directly performing activities assigned to such Party under and in accordance with the Co-Development Product Development Plan or the BioNTech Products Collaboration Plan, multiplied by (b) the applicable FTE Rate.

1.65 “FTE Rate” means [***].

1.66 “Genevant Indemnitees” has the meaning set forth in Section 15.2 (Indemnification by BioNTech).

1.67 “Genevant Joint Inventions” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.68 “Genevant Joint Patents” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.69 “Genevant Know-How” means all Know-How that Genevant Controls as of the Effective Date or during the Term that is necessary or reasonably useful for the Development,

Manufacture or Commercialization of: (a) any BioNTech Product in the BioNTech Field; or (b) any Co-Development Product in the Co-Development Field. Genevant Know-How includes Genevant Sole Inventions, Genevant Joint Inventions, and Genevant’s interest in Co-Owned Joint Inventions.

1.70 “Genevant LNP” means the LNP delivery platform Controlled by Genevant. The Parties will identify during Development of the BioNTech Products and/or Co-Development Products which part(s) of the Genevant LNP will be used in the BioNTech Products and/or Co-Development Products in accordance with the terms of this Agreement.

1.71 “Genevant Patents” means all Patents in the Territory that Genevant Controls as of the Effective Date or during the Term that are necessary or reasonably useful for the Development, Manufacture or Commercialization of: (a) any BioNTech Product in the BioNTech Field; or (b) any Co-Development Product in the Co-Development Field. Genevant Patents include Genevant Joint Patents, and Genevant’s interest in Co-Owned Joint Patents. A list of Genevant Patents existing as of the Effective Date is attached as Exhibit G. While the Parties intend Exhibit G to be exhaustive, the failure to list a Patent on Exhibit G will not exclude it from the definition of Genevant Patents if it otherwise meets the definition provided herein.

1.72 “Genevant Sole Inventions” means any Inventions made solely by Genevant’s or its Affiliates’ employees, agents or independent contractors.

1.73 “Genevant Technology” means the Genevant Know-How and Genevant Patents.

1.74 “Government Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.75 “Incremental Withholding Taxes” has the meaning set forth in Section 16.5(b) (Tax Cooperation).

1.76 “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigation filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.77 “Indemnified Party” has the meaning set forth in Section 15.3 (Indemnification Procedure).

1.78 “Indemnifying Party” has the meaning set forth in Section 15.3 (Indemnification Procedure).

1.79 “Indirect Expenses” means, with respect to either a BioNTech Product or Co-Development Product, labor expenses, including allocated FTE expenses for personnel directly involved in the Manufacturing the Co-Development mRNA Payload, Genevant LNP, BioNTech Products or Co-Development Products in accordance with GMP requirements such as production, quality control, quality assurance, microbiology, and other similar departments as needed and to the extent such personnel participate directly in the production of the Co-Development mRNA

Payload, Genevant LNP, BioNTech Product or Co-Development Product and components thereof, and other indirect production expenses such as a reasonable allocation of expenses associated with a either Party’s Manufacturing of Co-Development mRNA Payload, Genevant LNP, BioNTech Product or Co-Development Product, including facility costs and personnel costs directly supporting the Manufacturing of the Co-Development mRNA Payload, Genevant LNP, BioNTech Product or Co-Development Product in accordance with GMP requirements, including labor for and indirect expenses of quality control, quality assurance, raw material acquisition and acceptance, microbiology, document control, calibration/validation, and expenses for process development and analytical methods development, but excluding, in each case, any Direct Expenses.

1.80 “Initiation” means, with respect to a clinical trial, the first dosing (whether with investigational drug, comparator drug or placebo) of the third subject in such clinical trial.

1.81 “Initial BioNTech Product Manufacturing Know-How” has the meaning set forth in Section 6.3(a) (BioNTech Product Initial Manufacturing Know-How).

1.82 “Invention” shall mean any process, method, composition of matter, article of Manufacture, discovery or finding, patentable or otherwise, that is made, generated, conceived or otherwise invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents or independent contractors, including all rights, title and interest in and to the intellectual property rights therein.

1.83 “Joint Inventions” means any Inventions that are made jointly by one or more employees, agents or independent contractors of one Party or its Affiliates and one or more employees, agents or independent contractors of the other Party or its Affiliates.

1.84 “Joint Patent Committee” or “JPC” has the meaning set forth in Section 11.1(c) (Joint Patent Committee).

1.85 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1 (Joint Steering Committee).

1.86 “Know-How” means any information, including discoveries, improvements, modifications, processes, methods, techniques, protocols, formulas, data, inventions, know-how, trade secrets and results, patentable or otherwise, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patents.

1.87 “Lead Commercialization Party” has the meaning set forth in Section 10.1.

1.88 “LNP” means lipid nanoparticle.

1.89 “Manufacture” or “Manufacturing” means performing all steps of the manufacturing of any BioNTech mRNA Payload, Co-Development mRNA Payload, Genevant LNP, BioNTech Products or Co-Development Products, including: (a) acquisition, testing and release of raw materials, excipients or active pharmaceutical ingredients and stability testing; (b) manufacturing and filling; (c) in-process quality control testing; (d) labeling and packaging; (e) final quality release; and (f) storage prior to shipping and the related controls.

1.90 “Manufacturing Transfer” has the meaning set forth in Section 6.4 (Manufacturing Transfer).

1.91 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to market a product (but excluding Pricing Approval) in any particular jurisdiction and all amendments and supplements thereto, including an NDA filed with the FDA in the U.S.

1.92 “Manufacturing Expenses” means (a) with respect to a Co-Development mRNA Payload, BioNTech Product or a Co-Development Product that is Manufactured by a Third Party [***] paid by either Party or its Affiliate to such Third Party for such Co-Development mRNA Payload, Genevant LNP, BioNTech Product or Co-Development Product, and (b) with respect to a Co-Development mRNA Payload, Genevant LNP, BioNTech Product or Co-Development Product that is Manufactured directly by either Party or its Affiliate the Direct Expenses and Indirect Expenses incurred in connection with the Manufacture of the BioNTech Product or Co-Development Product [***]. Manufacturing Expenses shall not include any: (x) Manufacturing variances due to idle plant capacity, (y) expenses allocable to other products, or (z) any profit related to intercompany transfer pricing.

1.93 “mRNA Payload” means one or more mRNA constructs, each for the expression of a Protein of Interest, which are contained in a BioNTech Product or in a Co-Development Product.

1.94 “NDA” means a New Drug Application (as more fully defined in 21 C.F.R. § 314.5 et seq. or successor regulation) and all amendments and supplements thereto filed with the FDA.

1.95 “Net Sales” means, with respect to any Product, the gross amounts invoiced for sales or other dispositions of such product by or on behalf of a Party, its Affiliates and Sublicensees to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for such Product or otherwise paid or incurred by the Party or its Affiliates or Sublicensees, as applicable, with respect to the sale or other disposition of such Product:

(a) normal and customary trade and quantity discounts, allowances, and credits actually allowed and properly taken with respect to sales of such Product;

(b) credits or allowances given or made for rejection or return of previously sold Products or for retroactive price reductions and billing errors;

(c) discounts, rebates, reimbursements, and chargeback payments granted to managed health care organizations or other health care institutions (including hospitals), health care administrators, patient assistance or similar programs, pharmacy benefit managers (or equivalents thereof), wholesalers and other distributors, pharmacies and other retailers, group purchasing organizations or other buying groups, health maintenance organizations, national, state/provincial, local, and other governments, their agencies and purchasers and reimbursors (including Medicaid, Medicare and similar federal and state programs and other government programs), any other providers of health insurance coverage, or to trade customers related to such Product;

(d) costs of freight, insurance, and other transportation charges related to the distribution of such Product (excluding any Taxes imposed on or with respect to net income, however denominated);

(e) import taxes, export taxes, excise taxes sales taxes, VAT, consumption taxes, duties or other taxes levied on or measured by the billing amount with respect to sales of such Product (for avoidance of doubt, excluding any Taxes imposed on or with respect to net income, however denominated);

(f) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Product; and

(g) that portion of the annual fee on prescription drug Manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) or any similar Applicable Law in any other jurisdiction that [***] allocates to sales of such Product.

Such amounts shall be determined in accordance with the applicable Accounting Standards. Even if there is overlap between any of the deductions described above, each individual item shall only be deducted once in the overall Net Sales calculation. To the extent that a Party, its Affiliates or Sublicensees receives any consideration other than monies for the sales of any products, Net Sales shall include the fair market value of such consideration.

In the event that the Product is sold as a Combination Product, Net Sales will be determined by multiplying Net Sales of such Combination Product by the fraction A/(A+B), where A is the invoice price of the Product, when sold separately, and B is the invoice price of any other active ingredient(s) in the combination, when sold separately, in each case in the same country and similar class, purity and dosage as in the Combination Product. If, on a country-by-country basis, the Product or the other active ingredient(s) in the Combination Product is/are not sold separately in such country, Net Sales shall be determined by multiplying actual Net Sales of such Combination Product by the fraction C/(C+D), where C is the fair market value of the Product portion of such combination and D is the fair market value of the other active ingredient(s) (such fair market value is to be determined by mutual agreement of the Parties or, in the absence of such mutual agreement, by a neutral Third Party).

1.96 “On-Going Clinical Study” has the meaning set forth in Section 13.6(b)(iv) (Effect of Termination - subsection (iv)).

1.97 “Opt-Out” has the meaning set forth in Section 13.6(a) (Opt-out).

1.98 “Opt-Out Party” has the meaning set forth in Section 13.6(a) (Opt-out).

1.99 “Out-of-Pocket Costs” means amounts paid to Third Party vendors or contractors, for services or materials provided by them directly in the performance of activities under the Co-Development Product Development Plan or BioNTech Products Collaboration Plan to the extent such services or materials apply directly to the Development of any Co-Development Product or BioNTech Product (or such amounts paid to Third Parties for other activities not included in determination of Development Costs or Allowable Expenses, but for which sharing of Out-of-Pocket Costs is otherwise specified in this agreement). For clarity, Out-of-Pocket Costs do not include payments for internal: salaries or benefits; facilities; utilities; general office or facility supplies; insurance; information technology, capital expenditures or the like unless such expenses were pre-approved in writing by the Parties or agreed in the Co-Development Product Development Plan.

1.100 “Patent” means all patents and patent applications, including all provisionals, substitutions, divisionals, reissues, reexaminations, renewals, continuations, continuations-in-part, substitute applications, priority applications and inventors’ certificates, extensions and supplemental certificates and any and all foreign equivalents of the foregoing.

1.101 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.102 “Phase 1 Clinical Trial” means a human clinical trial that would satisfy the requirements of 21 C.F.R. § 312.21(a) or any amended or successor regulations) or any equivalent regulations in other countries in the Territory, regardless of where such clinical trial is conducted.

1.103 “Phase 2 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 2 study as defined in 21 CFR § 312.21(b) (or any amended or successor regulations) or any equivalent regulations in other countries in the Territory, regardless of where such clinical trial is conducted.

1.104 “Phase 3 Clinical Trial” means a human clinical trial that would satisfy the requirements for a Phase 3 study as defined in 21 CFR § 312.21(c) (or any amended or successor regulations) or any equivalent regulations in other countries in the Territory, regardless of where such clinical trial is conducted.

1.105 “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency or any successor entity thereto.

1.106 “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a BioNTech Product that can be charged and/or reimbursed in a regulatory jurisdiction where the applicable Governmental Authorities approve or determine the price and/or reimbursement of pharmaceutical products and where such approval or determination is necessary for the commercial sale of such BioNTech Product in such jurisdiction.

1.107 “Product” shall mean any BioNTech Product and/or any Co-Development Product, as applicable.

1.108 ”Protein of Interest” means a protein as identified by a describing name and its amino acid sequence. For the avoidance of doubt, the term “Protein of Interest” comprises [***] protein, including but not limited to [***] (for example: [***] of the Protein of Interest [***]), provided however that [***] possesses [***] the protein as identified by a describing name and its amino acid sequence. If the Protein of Interest is an antibody or another molecule comprised of separated amino acid chains which might be delivered as separate mRNA constructs, such protein will be a single Protein of Interest for the purposes of this definition.

1.109 “Receiving Party” has the meaning set forth in Section 12.1(a) (Duty of Confidence - subsection (a)).

1.110 “Regulatory Approval” means all approvals, including Pricing Approvals and MAAs, that are necessary for the commercial sale of a product in a given country or regulatory jurisdiction.

1.111 “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for products, including the FDA, the EMA, the PMDA, and any corresponding national or regional regulatory authorities.

1.112 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than Patents, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.

1.113 “Regulatory Filings” means, with respect to a BioNTech Product or Co-Development Product, any submission to a Regulatory Authority of any appropriate regulatory application specific to BioNTech Product or Co-Development Product, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings shall include any IND, NDA, MAA or the corresponding application in any other country or jurisdiction.

1.114 “Remedial Action” means any recall, corrective action or other regulatory action with respect to BioNTech Product or Co-Development Product taken by virtue of Applicable Laws.

1.115 “Royalty Term” has the meaning set forth in Section 8.3(b) (Royalty Term).

1.116 “SEC” has the meaning set forth in Section 12.6(a) (Publicity/Use of Names - subsection (a)).

1.117 “Sole Inventions” means any Inventions made solely by a Party’s or its Affiliates’ employees, agents or independent contractors.

1.118 “Sublicense” means: (a) a license or sublicense to Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export or otherwise Commercialize any BioNTech Product and (b) a license or sublicense to Develop, make, use, distribute, sell, offer for sale, have sold, import, export or otherwise Commercialize any Co-Development Product.

1.119 “Sublicensee” means a Third Party to whom BioNTech and/or Genevant has granted a Sublicense in accordance with the terms of this Agreement.

1.120 “Tax” or “Taxes” means any (a) federal, provincial, territorial, state, municipal, local, foreign or other taxes and other charges in the nature of a tax, including all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, estimated or withholding taxes, and all customs and import duties; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (c) any liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or (b).

1.121 “Tax Payment” has the meaning set forth in Section 16.5(b) (Tax Cooperation).

1.122 “Term” has the meaning set forth in Section 13.1 (Term).

1.123 “Territory” means worldwide.

1.124 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.125 “Third Party Products Liability Action” has the meaning set forth in Section 15.6(a) (Conduct of Product Liability Claims - subsection (a)).

1.126 “Transfer Plan” has the meaning set forth in Section 2.4 (Initial Transfer of Know-How and Materials).

1.127 “Transfer Taxes” has the meaning set forth in Section 16.5(e) (Value Added Tax).

1.128 “United States” or “U.S.” means the United States of America including its territories and possessions.

1.129 “Valid Claim” means (a) a claim of an issued and unexpired Patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim of a Patent application pending for no more than seven (7) years that has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

1.130 “VAT” has the meaning set forth in Section 16.5(e) (Value Added Tax).

1.131 “Voting Stock” has the meaning set forth in Section 1.49(a) (Competitor Change of Control - subsection (a)).

1.132 “Withholding Taxes” has the meaning set forth in Section 16.5(b) (Tax Cooperation).

1.133 Interpretation. In this Agreement, unless otherwise specified:

(a) “includes” and “including” shall mean, respectively, includes without limitation and including without limitation;

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2

LICENSES

2.1 License for BioNTech Products.

(a) License Grant. Subject to the terms and conditions of this Agreement, Genevant hereby grants to BioNTech an exclusive (even as to Genevant, except as expressly set forth herein), royalty-bearing license (or, where applicable, sublicense), with the right to grant sublicenses in accordance with Section 2.1(b) (Sublicense Rights), under the Genevant Technology to research, Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize BioNTech Products solely in the BioNTech Field in the Territory. For the avoidance of doubt, the above license to make and have made BioNTech Products shall only apply to the extent BioNTech is permitted to conclude a Manufacturing Transfer pursuant to Section 6.4 (Manufacturing Transfer).

(b) Sublicense Rights. Subject to the terms of this Section 2.1(b) (Sublicense Rights), BioNTech may grant a sublicense of the licenses granted in Section 2.1(a) (License Grant) to an Affiliate of BioNTech [***] without the prior written authorization of Genevant. BioNTech will provide Genevant with a copy of each fully executed Third Party sublicense agreement promptly upon execution. To the extent reasonably necessary, BioNTech may redact financial and other sensitive terms to the extent not necessary to confirm BioNTech’s compliance with the terms of this Agreement. Each authorized sublicense, and each Sublicensee’s rights, shall be in compliance with the following terms and conditions of this Agreement: Article 1 (Definitions), Article 2 (Licenses) (except Sections 2.2 (License for Co-Development Products) and 2.4 (Initial Transfer of Know-How and Materials)), Articles 4-8, Article 11 (Intellectual Property Rights) (except Section 11.4(c)), Article 12 (Confidentiality; Publication), Article 13 (Term and Termination); (except Sections 13.4 (Effect of Termination by BioNTech), 13.5(b)(ii) (Effect of Termination by Genevant - subsection (b)(ii)),
13.5(b)(iii) (Effect of Termination by Genevant - subsection (b)(iii)), 13.5(d) (Effect of Termination by Genevant - subsection (d)), and 13.6 (Opt-Out in Relation to Co-Development Product Development)), Article 15 Indemnification; Liability) (except Section 15.6 (Conduct of Product Liability Claims)), and Article 16 (General Provisions). . BioNTech shall cause each Sublicensee to comply with the following terms and conditions of this Agreement as if such Sublicensee were a Party to this Agreement: Article 1 (Definitions), Article 2 (Licenses) (except Sections 2.2 (License for Co-Development Products) and 2.4 (Initial Transfer of Know-How and Materials)), Articles 4-8, Article 11 (Intellectual Property Rights) (except Section 11.4(c)), Article 12 (Confidentiality; Publication), Article 13 (Term and Termination); (except Sections 13.4 (Effect of Termination by BioNTech), ), 13.5(b)(ii) (Effect of Termination by Genevant - subsection (b)(ii)), 13.5(b)(iii) (Effect of Termination by Genevant - subsection (b)(iii)), 13.5(d) (Effect of Termination by Genevant - subsection (d)), and 13.6 (Opt-Out in Relation to Co-Development Product Development)), Article 15 Indemnification; Liability) (except Section 15.6 (Conduct of Product Liability Claims)), and Article 16 (General Provisions). No such permitted sublicense shall relieve BioNTech of any of its obligations or liabilities hereunder, for which obligations and liabilities BioNTech shall remain fully responsible and liable.

2.2 License for Co-Development Products.

(a) License Grant to BioNTech. Subject to the terms and conditions of this Agreement, Genevant hereby grants to BioNTech: a co-exclusive license (or, where applicable, sublicense) with Genevant, with the right to grant sublicenses including through multiple tiers in accordance with Section 2.2(c) (Sublicense Rights), under the Genevant Technology to research,

Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize Co-Development Products solely in the Co-Development Field in the Territory and solely as provided in the Co-Development Product Development Plan and Co-Development Product Commercialization Plan. For the avoidance of doubt, (i) the above license to distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize Co-Development Products shall only apply to BioNTech to the extent BioNTech is the Lead Commercialization Party for such Co-Development Product in accordance with the terms of this Agreement; and (ii) the above license to make and have made Co-Development Products shall only apply to BioNTech to the extent the Parties agree in writing to modify Section 9.11 (Manufacturing Responsibilities) to permit the manufacture of Co-Development Products by BioNTech.

(b) License Grant to Genevant. Subject to the terms and conditions of this Agreement, BioNTech hereby grants to Genevant a co-exclusive license with BioNTech, with the right to grant sublicenses including through multiple tiers in accordance with Section 2.2(c) (Sublicense Rights), under the BioNTech Technology to research, Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize Co-Development Products solely in the Co-Development Field in the Territory and solely as provided in Co-Development Product Development Plan and Co-Development Product Commercialization Plan. For the avoidance of doubt, the above license to distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize Co-Development Products shall only apply to Genevant to the extent Genevant is the Lead Commercialization Party for such Co-Development Product in accordance with the terms of this Agreement.

(c) Sublicense Rights.

(i) Subject to the terms of this Section 2.2(c) (Sublicense Rights), each Party may grant a sublicense of the licenses granted in Sections 2.2(a) (License Grant to BioNTech) and 2.2(b) (License Grant to Genevant) to an Affiliate of the Party without the prior written authorization of the other Party.

(ii) [***] prior to the anticipated Regulatory Approval for any Co-Development Product in any country in accordance with the then-current Co-Development Product Development Plan, neither Party may grant a sublicense of the licenses granted in Sections 2.2(a) (License Grant to BioNTech) and 2.2(b) (License Grant to Genevant) in recognition of the fact that the Parties believe the unique nature of their contributions is necessary for the successful development of Co-Development Products. If any Party is approached by a Third Party interested in a Sublicense for a Co-Development Product that has not yet received Regulatory Approval in any country or wishes to consider the possibility of offering a Sublicense for a Co-Development Product that has not yet received Regulatory Approval in any country, that Party will raise such matter with the JSC which will consider it in good faith taking into account the best interests of the Development of all the Co-Development Products and with the understanding that the Parties’ intention as expressed in this Agreement is not to grant such Sublicenses.

(iii) [***] prior to the anticipated Regulatory Approval for any Co-Development Product in any country in accordance with the then-current Co-Development Product Development Plan, the Lead Commercialization Party for such Co-Development Product may grant a sublicense of the licenses granted in Sections 2.2(a) (License Grant to BioNTech) or 2.2(b) (License Grant to Genevant), as applicable, with respect to that Co-Development Product without the prior written authorization of the Party only in accordance with the following procedure:

Before granting any such sublicense, the Lead Commercialization Party will notify the other Party and give the other Party the opportunity to negotiate the terms of such a sublicense with the Party before negotiating with any Third Party. If the Parties cannot reach agreement within [***] on the terms of a sublicense, then the Party may grant such a sublicense to a Third Party, provided that (i) the terms of such sublicense granted to the Third Party are not more favorable than those offered to the other Party and (ii) prior to executing the sublicense with the Third Party such Party shall notify the other Party of the terms of the sublicense agreed with the Third Party and [***] with such Third Party [***] If the other Party does not notify the Lead Commercialization Party that [***] upon its receipt of the above notice, the Lead Commercialization Party shall be free to execute the sublicense agreement with the Third Party at the terms notified to the other Party.

(iv) The Party granting any Third Party sublicense hereunder will provide the other Party with a copy of each fully executed Third Party sublicense agreement promptly upon execution. To the extent reasonably necessary, such Party may redact financial and other sensitive terms to the extent not necessary to confirm such Party’s compliance with the terms of this Agreement. Each authorized sublicense shall be in compliance with the following terms and conditions of this Agreement Article 1 (Definitions), Article 2 (Licenses) (except Sections 2.1 (Licenses for BioNTech) and 2.4 (Initial Transfer of Know-How and Materials)); Articles 9-10; Article 11 (Intellectual Property Rights) (except Section 11.4 (Infringement by Third Parties) ); Article 12 (Confidentiality; Publication); Article 13 (Term and Termination) (except Sections 13.2(a) (Termination by BioNTech), 13.3 (Effect of Termination), 13.4 (Effect of Termination by BioNTech), and 13.5(c) (Effect of Termination by Genevant - subsection (c)); Article 15 (Indemnification; Liability) (except Section 15.2(d) (Indemnification by BioNTech - subsection (d)) and Article 16 (General Provisions). BioNTech shall cause each Sublicensee to comply with the following terms and conditions of this Agreement as if such Sublicensee were a Party to this Agreement: Article 1 (Definitions), Article 2 (Licenses) (except Sections 2.1 (Licenses for BioNTech)and 2.4 (Initial Transfer of Know-How and Materials)); Articles 9-10; Article 11 (Intellectual Property Rights) (except Section 11.4 (Infringement by Third Parties) ); Article 12 (Confidentiality; Publication); Article 13 (Term and Termination) (except Sections 13.2(a) (Termination by BioNTech), 13.3 (Effect of Termination), 13.4 (Effect of Termination by BioNTech), and 13.5(c) (Effect of Termination by Genevant - subsection (c)); Article 15 (Indemnification; Liability) (except Section 15.2(d) (Indemnification by BioNTeech - subsection (d)) and Article 16 (General Provisions). No such permitted sublicense shall relieve such Party of any of its obligations or liabilities hereunder, for which obligations and liabilities such Party shall remain fully responsible and liable.

2.3 Retained Rights. Genevant retains the right under the Genevant Technology to exercise its rights and perform its obligations under this Agreement. In addition, Genevant retains, and hereby expressly reserves, the exclusive right to practice, and to grant licenses under, the Genevant Technology (a) for any and all purposes outside the BioNTech Field and Co-Development Field; (b) in the BioNTech Field with any product that is not a BioNTech Product; and (c) in the Co-Development Field with any product that is not a Co-Development Product. BioNTech retains the right under the BioNTech Technology to exercise its rights and perform its obligations under this Agreement. In addition, BioNTech retains, and hereby expressly reserves, the exclusive right to practice, and to grant licenses under, the BioNTech Technology (a) for any and all purposes outside the Co-Development Field and (b) in the Co-Development Field with any product that is not a Co-Development Product, subject to the limitations of Section 2.6 (Exclusivity).

2.4 Initial Transfer of Know-How and Materials. As of the Effective Date, the Parties have agreed on a plan for the transfer of Genevant Know-How (including the data therein) and certain tangible materials Controlled by Genevant as of the Effective Date to BioNTech and the transfer of BioNTech Know-How (including the data therein) and certain tangible materials Controlled by BioNTech as of the Effective Date to Genevant which plan is attached hereto as Exhibit D (the “Transfer Plan”). The Parties shall commence disclosing and making available to each other their respective Know-How and materials listed in the Transfer Plan according to the timeline set forth in the Transfer Plan. The Parties shall cooperate with each other in good faith to enable a smooth transfer of their respective Know-How to each other. Upon reasonable request by a Party, the other Party shall provide reasonable technical assistance of no more than two (2) FTEs working for three (3) months at the FTE Rate, including making appropriate employees available at reasonable times, places and frequency, and upon reasonable prior notice, for the purpose of assisting the Party to understand and use the other Party’s Know-How in connection with the Party’s Development of BioNTech Products and/or Co-Development Products. If a Party reasonably requests additional FTEs beyond that provided for in the preceding sentence, the Parties will negotiate for the provision of a reasonable amount of additional FTEs. Nothing in this Section 2.4 (Initial Transfer of Know-How and Materials) will apply to the transfer of any Genevant Know-How relating to the Manufacture of BioNTech Products. The transfer of any Genevant Know-How relating to the Manufacture of BioNTech Products is addressed in Article 6 (Manufacturing of BioNTech Products).

2.5 No Implied Licenses; Negative Covenant. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, Patents, trademarks or other intellectual property rights owned or controlled by the other Party. BioNTech hereby covenants not to practice, and not to permit or cause any of its Affiliate or any Third Party to practice, any Genevant Technology for any purpose other than as expressly authorized in this Agreement, and Genevant hereby covenants not to practice, and not to permit or cause any of its Affiliate or any Third Party to practice, any BioNTech Technology for any purpose other than as expressly authorized in this Agreement. Without limiting the generality of the foregoing, (a) BioNTech shall not, directly or indirectly: (i) practice Genevant Technology to Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize any BioNTech Product for use outside the BioNTech Field or any Co-Development Product for use outside the Co-Development Field; or (ii) permit or cause any of its Affiliates or any Third Party to engage in any of the activities described in the preceding clause (i); and (b) Genevant shall not, directly or indirectly: (i) practice BioNTech Technology to Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize any Co-Development Product for use outside the Co-Development Field; or (ii) permit or cause any of its Affiliates or any Third Party to engage in any of the activities described in the preceding clause (i).

2.6 Exclusivity. During the Term of this Agreement for the relevant BioNTech Product or any Co-Development Product, BioNTech shall not conduct, itself or through an Affiliate or Third Party, and shall not enable a Third Party to conduct, any clinical Development, promotion or Commercialization of any product involving the use of LNP with any BioNTech mRNA Payload or any Co-Development mRNA Payload contained in such BioNTech Product or Co-Development Product other than in collaboration with Genevant pursuant to the terms of this Agreement.

2.7 [***] Agreement. BioNTech understands and agrees that any sublicenses granted by Genevant hereunder to any Genevant Technology owned by [***] is subject to the terms of the

[***] Agreement. If the [***] Agreement is terminated, any such sublicenses will convert to a direct license from [***] provided that BioNTech: (a) is not then in breach of this Agreement; (b) agrees in writing to be bound to [***] as a licensee under the terms and conditions of the [***] Agreement; and (c) agrees in writing that in no event shall [***] assume any obligations or liability, or be under any obligation or requirement of performance that extends beyond [***] obligations and liabilities, as applicable, under the [***] Agreement. BioNTech further consents to Genevant providing a copy of this Agreement to [***].

ARTICLE 3

GOVERNANCE

3.1 Joint Steering Committee. Within thirty (30) days after the Effective Date, the Parties shall establish a Joint Steering Committee (the “Joint Steering Committee” or the “JSC”), composed of two (2) representatives of each Party, to guide the collaboration of the Parties under this Agreement and to oversee the exchange of information between the Parties with respect to (a) the Development and Manufacturing of BioNTech Products (only to the extent it involves or affects Development or Manufacturing activities to be performed by Genevant under the BioNTech Products Collaboration Plan or the Co-Development Product Development Plan) and (b) the Development, Manufacturing and Commercialization of Co-Development Products. For the avoidance of doubt, all Development or Manufacturing activities for BioNTech Products which do not involve or affect Development or Manufacturing activities to be performed by Genevant under this Agreement as well as all Commercialization activities relating to BioNTech Products shall not be subject to guidance or oversight by the JSC pursuant to this Section 3.1. Each JSC representative shall have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC shall in particular:

(a) provide a forum for the discussion of and decision making regarding the Development of BioNTech Products (only to the extent it involves or affects Development or Manufacturing activities to be performed by Genevant under the BioNTech Products Collaboration Plan or the Co-Development Product Development Plan);

(b) provide a forum for BioNTech to keep Genevant informed regarding the Development of BioNTech Products in the BioNTech Field by BioNTech, its Affiliates, and Sublicensees, including the status of any Regulatory Filings, Regulatory Approvals, or clinical trials;

(c) oversee the transfer of Genevant Know-How and materials to BioNTech under Section 2.4 (Initial Transfer of Know-How and Materials);

(d) oversee the transfer of BioNTech Know-How and materials to Genevant under Section 2.4 (Initial Transfer of Know-How and Materials);

(e) provide a forum for the discussion of and decision making regarding the Development, Manufacturing and Commercialization of Co-Development Products by the Parties, their Affiliates, and Sublicensees;

(f) review and discuss in good faith any updates to any Co-Development Product Development Plan, and approve any updates to such Co-Development Product Development Plan;

(g) to the extent not set forth in any Co-Development Product Development Plan, allocate responsibility for activities under any Co-Development Product Development Plan;

(h) create and approve budgets for all activities under any Co-Development Product Development Plan;

(i) discuss and agree on the Lead Commercialization Party for each Co-Development Product for the Territory in accordance with Section 10.1 and allocate responsibility for Commercialization of such Co-Development Product in accordance with Section 10.2 (Commercialization Plan and Report);

(j) to the extent not set forth in the Co-Development Commercialization Plan, allocate responsibility for activities under the Co-Development Commercialization Development Plan;

(k) create and approve budgets for all activities under the Co-Development Product Commercialization Plan;

(l) create subcommittees to govern activities under the Agreement;

(m) discuss any proposed Sublicense that a Party wishes to grant for a Co-Development Product; and

(n) discuss and agree which technology developed by BioNTech outside of the collaboration of this Agreement shall be included in the Co-Development Products.

The JSC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. The JSC, Executive Officers, Subcommittees, and Alliance Managers shall not have any right, power or authority: (i) to determine any issue in a manner that would conflict with the express terms and conditions of this Agreement; or (ii) to modify or amend the terms and conditions of this Agreement. In addition, to the extent a Party grants any Sublicenses in accordance with Section 2.1(b) (Sublicense Rights) or Section 2.2(c) (Sublicense Rights), the Party will be responsible for obtaining from its Sublicensees all information necessary to allow the Party to meet its obligations to the JSC with respect to the subject matter of the Sublicense.

3.2 JSC Membership and Meetings.

(a) Members. Genevant’s initial JSC representatives will be Peter Lutwyche and James Heyes and BioNTech’s initial JSC representatives will be Andreas Kuhn and Katalin Kariko. BioNTech shall designate one of its JSC representatives to act as chairperson of the JSC. Each Party may replace its JSC representatives (and, for BioNTech, the chairperson) on written notice to the other Party, but each Party shall strive to maintain continuity. The JSC members shall jointly prepare an agenda and shall direct the preparation of reasonably detailed minutes for each JSC meeting, which shall be circulated and approved within thirty (30) days of such meeting.

(b) Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event, shall such meetings be held less frequently than once per Calendar Quarter. Meetings may be held in person, or by audio or video teleconference; provided, that unless otherwise agreed by both Parties, at least one (1) meeting per year shall be held in person, and all in-person JSC meetings shall be held at locations mutually agreed upon by the Parties. Each Party shall be responsible for all of its own expenses of participating in JSC meetings.

(c) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representative, to attend JSC meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide at least three (3) days prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld or delayed. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

3.3 JSC Decision-Making. All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the representatives of the Parties cannot reach an agreement as to such matter within [***] Business Days after such matter was brought to the JSC for resolution, such disagreement shall be referred to the Chief Executive Officer of BioNTech (or his or her designe e) and the Chief Executive Officer or Executive Chairman of Genevant (or his or her designee) (collectively, the “Executive Officers”) for resolution, who shall use good faith efforts to resolve such matter within ten (10) Business Days after it is referred to them. If the Executive Officers are unable to reach consensus on any such matter during such period, then:

(a) for any decision [***] BioNTech Products (except for decisions primarily relating to the Manufacture of BioNTech Products prior to any Manufacturing Transfer); or the Co-Development mRNA Payloads; the Development of any Co-Development Product for which BioNTech is the Lead Commercialization Party after completion of the first Phase 1 Clinical Trial for such Co-Development Product; or Commercialization of any Co-Development Product for which BioNTech is the Lead Commercialization Partner, the Chief Executive Officer of BioNTech shall have the right to decide in good faith, provided that (i) such decision is in compliance with the then-current Co-Development Products Development Plan and does not result in any additional efforts to be provided by Genevant and (ii) the Chief Executive Officer of Genevant has not demonstrated on reasonable grounds before the expiry of the abovementioned period of [***] Business Days (1) that any such decision could reasonably be expected to have a material negative tax impact on Genevant, any of its Affiliates, or any of its direct or indirect shareholders including by causing (A) Genevant or any of its Affiliates to be subject to net income taxation in any jurisdiction in which it does not have a taxable presence or nexus immediately prior to the Effective Date or (B) Genevant, any of its Affiliates, or any of its direct and indirect shareholders to be treated as earning “passive income” for purposes of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) or “subpart F income” for purposes of Section 952 of the Code, in each case, as a result of or in connection with Commercialization activities and (2) that such material negative tax impact prevails the Parties’ business interest, ignoring such tax impact, in the implementation of the relevant decision; and

(b) for any decision [***] Genevant LNPs; the Manufacture of BioNTech Products prior to any Manufacturing Transfer; the Development of any Co-Development Product for which BioNTech is the Lead Commercialization Party prior to completion of the first Phase 1 Clinical Trial for such Co-Development Product; or the Development or Commercialization of any Co-Development Product for which Genevant is the Lead Commercialization Party, the Executive Officer of Genevant shall have the right to decide, provided that (i) such decision is in compliance with the then-current Co-Development Products Development Plan and does not result in any additional efforts to be provided by BioNTech and (ii) the Chief Executive Officer of BioNTech has not demonstrated on reasonable grounds before the expiry of the abovementioned period of [***] that (1) any such decision could reasonably be expected to have a material negative tax impact on BioNTech, any of its Affiliates, or any of its direct or indirect shareholders including by causing (A) BioNTech or any of its Affiliates to be subject to net income taxation in any jurisdiction in which it does not already have a taxable presence or nexus immediately prior to the Effective Date or (B) Genevant, any of its Affiliates, or any of its direct and indirect shareholders to be treated as earning “passive income” for purposes of the Code or “subpart F income” for purposes of Section 952 of the Code, in each case, as a result of or in connection with Commercialization activities and (2) that such material negative tax impact prevails the Parties’ business interest, ignoring such tax impact, in the implementation of the relevant decision; and

(c) for all other decisions, no Party shall have any final decision-making power. Notwithstanding anything to the contrary in (a) and (b) above, for any decision primarily related to the dosing of a Co-Development mRNA Payload or issues with the safety of a Co-Development mRNA Payload, no Party shall have any final decision-making power.

3.4 Subcommittees. Within two (2) weeks following the Effective Date, the JSC will form the following subcommittees to govern and monitor their collaboration with respect to Co-Development Products: (i) a Joint Development Subcommittee, (ii) a Joint Manufacturing Subcommittee, (iii) a Joint Financial Subcommittee as well as any other subcommittee that the Parties deem appropriate. The related membership, meeting frequencies, responsibilities will be agreed between the Parties prior to forming those subcommittees. Decisions of each subcommittee shall require unanimous consent. Issues that cannot be agreed on subcommittee level shall be escalated to the JSC.

3.5 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (the “Alliance Manager”), which individual may also be a JSC member. Each Alliance Manager shall be responsible for alliance management between the Parties on a day-to-day basis throughout the Term. If not a member of the JSC, each Alliance Manager shall be permitted to attend meetings of the JSC as non-voting participants. The Alliance Managers shall be the primary contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. Each Party may replace its Alliance Manager with an alternative representative at any time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager upon written notice to the other Party. Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC and between the Parties.

ARTICLE 4

DEVELOPMENT OF BIONTECH PRODUCTS

4.1 General. Subject to the terms and conditions of this Agreement, BioNTech shall be solely responsible for the Development of BioNTech Products in the BioNTech Field in the Territory, including the performance of preclinical and clinical studies of any BioNTech Product in the BioNTech Field.

4.2 BioNTech Products Development. BioNTech shall use Commercially Reasonable Efforts to conduct all Development of BioNTech Products in the BioNTech Field in

the Territory in accordance with a general development plan (as amended in accordance with this Agreement, the “BioNTech Development Milestone Plan”), the initial version of which is set forth in Exhibit E. From time to time, but at least every [***], BioNTech will confirm whether the estimated timelines in the BioNTech Development Milestone Plan are still expected to be met or will update the BioNTech Development Milestone Plan to reflect any changes.

4.3 Conduct of Development Activities by BioNTech. BioNTech shall Develop BioNTech Products in the Field in the Territory in compliance with all Applicable Laws, including good scientific and clinical practices under the Applicable Laws of the country in which such activities are conducted.

4.4 Conduct of Development Activities by Genevant. Notwithstanding the above, Genevant will assist BioNTech in the Development and Manufacture of LNP formulations for use in BioNTech Products in accordance with a development plan to be agreed between the Parties (the “BioNTech Products Collaboration Plan”), the initial version of which is set forth in Exhibit I. Within the framework of the BioNTech Products Collaboration Plan, Genevant will also assist in the identification of the final LNP to be used with each BioNTech Product to create BioNTech Products. As set forth in Article 6 (Manufacturing of BioNTech Products), Genevant will also be responsible for Manufacture of the BioNTech Products. All activities of Genevant under this Section 4.4 shall be made in compliance with all Applicable Laws, including good scientific and clinical practices under the Applicable Laws of the country in which such activities are conducted.

4.5 Records and Updates. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of such Party in the performance of Development or Manufacturing activities in relation to BioNTech Products pursuant to this Agreement. BioNTech shall keep the JSC regularly informed of the status of material Development activities conducted with respect to BioNTech Products in the BioNTech Field in the Territory pursuant to this Agreement. Without limiting the foregoing, at least once every [***] months beginning with the third Calendar Quarter of the Calendar Year 2018, BioNTech shall provide the JSC or Genevant with a summary report about its current and planned development activities for BioNTech Products in the BioNTech Field in the Territory, covering subject matter at a level of detail sufficient to enable Genevant to determine BioNTech’s compliance with its diligence obligations under Section 4.6 (“Development Diligence”). BioNTech agrees that Genevant can provide such status reports and summaries to [***] to the extent required under the [***] Agreement.

4.6 Development Diligence. BioNTech, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Develop, and to obtain Regulatory Approval for, the BioNTech Products in the BioNTech Field in the U.S., Germany, United Kingdom, France, Spain and Italy. It is understood and agreed by the Parties that BioNTech intends to seek Regulatory Approval in the above listed countries first. Following Regulatory Approval in those countries of a BioNTech Product, if it is commercially reasonable to do so, BioNTech will also use Commercially Reasonable Efforts to seek Regulatory Approval for such BioNTech Product in Asia and any other countries in Europe.

4.7 Development Costs. As between the Parties, BioNTech shall be solely responsible for the cost for the Development of BioNTech Products in the BioNTech Field in the Territory. All assistance provided by Genevant pursuant to Section 4.4 (Conduct of Development Activities by Genevant) shall [***] BioNTech, unless otherwise specified in Article 6 (Manufacturing of BioNTech Products).

4.8 Compliance. Each Party agrees that in performing its obligations under this Agreement in relation to BioNTech Products: (a) it shall comply with all Applicable Laws; and (b) it will not employ or engage any Person who has been debarred or disqualified by any Regulatory Authority, or, to its knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority.

4.9 Subcontractor. BioNTech shall have the right to engage subcontractors for the performance of its obligations under the Agreement in relation to BioNTech Products, and shall cause the subcontractor(s) engaged by it to be bound by written obligations of confidentiality and non-use of Genevant’s Confidential Information and invention assignment consistent with those contained herein, and BioNTech shall remain primarily responsible for the performance of such subcontractor(s).

ARTICLE 5

REGULATORY ACTIVITIES FOR BIONTECH PRODUCTS

5.1 Regulatory Responsibilities. BioNTech shall be responsible for all regulatory activities necessary to obtain and maintain Regulatory Approval of BioNTech Products in the BioNTech Field in the Territory. BioNTech shall keep Genevant informed of regulatory developments related to BioNTech Products in the BioNTech Field in the Territory both via the JSC and BioNTech’s reports pursuant to Section 4.5 (Records and Updates).

5.2 Regulatory Filings. BioNTech shall prepare and submit all Regulatory Filings for BioNTech Products in the BioNTech Field in the Territory and shall own all Regulatory Filings and Regulatory Approvals for BioNTech Products in the BioNTech Field in the Territory. Genevant will have the right to review and comment on any portions of Regulatory Filings relating to Genevant LNP or the manufacture of BioNTech Products other than the manufacture of the BioNTech mRNA Payloads prior to the submission of such Regulatory Filings. [***], BioNTech agrees to provide to Genevant copies of any Regulatory Filings or data contained therein requested by Genevant for [***].

5.3 Remedial Actions. BioNTech will notify Genevant without undue delay (and in any event within timelines set by Applicable Law), and promptly confirm such notice in writing, if it obtains information indicating that a BioNTech Product may be subject to any Remedial Action. The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. BioNTech shall, and shall ensure that its Affiliates and Sublicensees will, maintain adequate records to permit BioNTech to trace the Manufacture, distribution and use of the BioNTech Products. BioNTech shall have the sole discretion with respect to any matters relating to any Remedial Action with respect to any BioNTech Product in the BioNTech Field in the Territory, including the decision to commence such Remedial Action and the control over the conduct of such Remedial Action, provided that BioNTech shall notify Genevant prior to making any public disclosure of Remedial Action and shall keep Genevant regularly informed regarding any such Remedial Action. BioNTech shall be solely responsible for the cost and expense of any such Remedial Action in the BioNTech Field, except [***] such Remedial Action [***].

5.4 Pharmacovigilance. At least [***] prior to the filing of an IND for any BioNTech Product, the Parties shall define and finalize the actions that the Parties shall employ with respect to such BioNTech Product to protect patients and promote their well-being in a written pharmacovigilance agreement (each a “BioNTech Product Pharmacovigilance Agreement”), with BioNTech as the global safety database holder. These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information concerning the safety of the BioNTech Products. Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable laws and regulations. Each Party hereby agrees to comply with its respective obligations under such Pharmacovigilance Agreement and to cause its Affiliates and Sublicensees to comply with such obligations. BioNTech will maintain the global safety database pursuant to its own policy and as necessary to comply with Applicable Laws governing adverse experiences in the Territory.

5.5 Development Disparity for BioNTech Products. In recognition of the fact that the Parties do not intend for the Development of BioNTech Products to take precedence over the Co-Development Products and vice versa, the Parties agree to use Commercially Reasonable Efforts to ensure that the Development of both such products are treated equally.

ARTICLE 6

MANUFACTURING OF BIONTECH PRODUCTS

6.1 Manufacture of BioNTech Products. Unless BioNTech requests a Manufacturing Transfer and such Manufacturing Transfer has been fully completed in accordance with Section 6.4 (Manufacturing Transfer), Genevant shall be solely responsible for all preclinical, clinical and commercial Manufacture and supply of all BioNTech Products for all uses under this Agreement. BioNTech will supply to Genevant all BioNTech mRNA Payloads for such Manufacture at BioNTech’s sole expense. Genevant may conduct such Manufacturing activities itself or through a Third Party CMO under Genevant’s control, subject to Section 4.9 (Subcontractor). Within a reasonable time after the Effective Date (and no later than six (6) months following the Effective Date), the Parties will execute a supply agreement to govern the supply of BioNTech Products to BioNTech from Genevant or the Third Party CMO selected and controlled by Genevant (“BioNTech Product Supply Agreement”).

6.2 Payment for BioNTech Product Manufacture. BioNTech shall pay Genevant for supply of BioNTech Products at a price equal to Genevant’s Manufacturing Expenses. The mechanism for invoicing, forecasting, and payment for such BioNTech Products will be set forth in the BioNTech Product Supply Agreement.

6.3 Initial Transfer of BioNTech Product Manufacturing Know-How.

(a) BioNTech Product Initial Manufacturing Know-How. During a mutually agreed time period prior to any Regulatory Filing for BioNTech Products planned by BioNTech, Genevant shall make available and transfer to BioNTech, copies of the BioNTech Product Manufacturing Know-How that is listed in Exhibit L and is necessary to enable BioNTech to prepare Regulatory Filings and clinical trials for the BioNTech Products. If a Regulatory Authority requests that BioNTech provide additional BioNTech Product Manufacturing Know-How concerning the manufacture of the BioNTech Products beyond the information listed in Exhibit L, BioNTech will inform Genevant of such request and Genevant will provide such information to BioNTech without any undue delay (and in any event reasonably in advance prior to any timelines set by the Regulatory Authority), provided that Genevant has such information in its possession or control. If BioNTech believes any BioNTech Product Manufacturing Know-How related to the manufacture of the BioNTech Products other than that listed in Exhibit L is necessary to enable BioNTech to prepare Regulatory Filings or clinical trials for the BioNTech Products, BioNTech may request such additional Know-How from Genevant. Provided BioNTech can demonstrate that such additional BioNTech Product Manufacturing Know-How is reasonably necessary to enable BioNTech to prepare Regulatory Filings or clinical trials for the BioNTech Products, Genevant will produce such additional BioNTech Product Manufacturing Know-How to BioNTech without any undue delay. All Genevant Manufacturing Know-How provided to BioNTech pursuant to this Section 6.3(a) (BioNTech Product Initial Manufacturing Know-How) including the BioNTech Product Manufacturing Know-How listed on Exhibit L is herein after referred to as “BioNTech Product Initial Manufacturing Know-How.” All services associated with transfer of any BioNTech Product Initial Manufacturing Know-How will be paid by BioNTech in accordance with the FTE Rate.

(b) Use of BioNTech Product Initial Manufacturing Know-How. BioNTech hereby covenants and agrees that BioNTech Product Initial Manufacturing Know-How will be used solely for purposes of the preparation of Regulatory Filings and clinical trials and will not be used in the research and development of any products other than BioNTech Products. Only those employees with a need to know such information to prepare Regulatory Filings or clinical trials will be granted access to the BioNTech Product Initial Manufacturing Know-How. Prior to granting access to the BioNTech Product Initial Manufacturing Know-How to any BioNTech employee, BioNTech will identify such employee to Genevant in writing. In addition, prior to granting access to such employee, the employee will sign a nondisclosure agreement with BioNTech relating to the BioNTech Product Initial Manufacturing Know-How, which will include terms requiring the employee to maintain the BioNTech Product Initial Manufacturing Know-How in strict confidence and not to use the BioNTech Product Initial Manufacturing Know-How in the research and development of any products or technology including or relating to LNP (other than BioNTech Products).

(c) Batch Records. To the extent any batch records related to the manufacture of BioNTech Products by Genevant are required to be reviewed in order for BioNTech to conduct any clinical trials, such batch records may only be made available to employees of BioNTech or its Affiliates who have signed a separate non-disclosure agreement relating to the use of the batch records under which such employees will agree to only use such batch records for quality purposes relating to the relevant batches Manufactured by Genevant, to maintain the batch records in strict confidence and not to use the batch records in the research and development of any products or technology including or relating to LNP (other than BioNTech Products). Such employees will not be involved in or have any responsibility or decision making authority for the research and development of any products or technology including or relating to LNP (other than BioNTech Products).

6.4 Manufacturing Transfer. With respect to any BioNTech Product, and on a BioNTech Product-by-BioNTech Product basis, at a time following the completion of the first Phase 1 Clinical Trial for such BioNTech Product, BioNTech may request from Genevant that (a) Genevant collaborate with BioNTech to transfer the Manufacturing of such BioNTech Product to BioNTech, a collaboration partner of BioNTech in relation to such BioNTech Product or a CMO selected and controlled by BioNTech or such collaboration partner or (b) Genevant permit BioNTech or such collaboration partner to conclude a direct manufacturing and supply agreement with the CMO selected by Genevant or such collaboration partner (“Manufacturing Transfer”). In the event of any request for Manufacturing Transfer, Genevant shall provide support that is reasonably necessary or useful for BioNTech, the collaboration partner or the CMO to take over the Manufacturing of the relevant BioNTech Product within a reasonable period of time following such request. Further details of the Manufacturing Transfer shall be reasonably agreed between the Parties in a Manufacturing Transfer plan. A Manufacturing Transfer shall be deemed completed, per BioNTech Product, upon both (i) completion of [***] successful batch Manufactured at the facility to which the Manufacturing is transferred and (ii) approval of the change of Manufacturing facility by the Governmental Entity(ies) relevant for the Manufacturing or Commercialization of such BioNTech Product. All Manufacturing Transfer services to be provided by Genevant under this Section 6.4 (Manufacturing Transfer) shall be paid by BioNTech in accordance with the FTE Rate.

6.5 Pre-existing or Publicly Available Manufacturing Know-how. For the avoidance of doubt, nothing in this Article 6 (Manufacturing of BioNTech Products) shall restrict BioNTech or its Affiliates or collaboration partners to use any Manufacturing Know-how that (i) was in the possession of BioNTech or such Affiliate or collaboration partner prior to disclosure of such Manufacturing Know-how by Genevant, as shown by contemporaneous evidence, or (ii) is in the public domain by use and/or publication before its receipt from Genevant, or thereafter enters the public domain through no fault of, or breach of this Agreement by, BioNTech.

ARTICLE 7

COMMERCIALIZATION

7.1 General. Subject to the terms and conditions of this Agreement, BioNTech shall be responsible for all aspects of the Commercialization of the BioNTech Products in the BioNTech Field in the Territory, including: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable governmental authorities regarding the price and reimbursement status of the BioNTech Products and obtaining and maintaining Pricing Approvals; (c) marketing, medical affairs, and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to Applicable Law relating to the marketing, detailing and promotion of BioNTech Products in the BioNTech Field in the Territory. As between the Parties, BioNTech shall be solely responsible for the costs and expenses of Commercialization of the BioNTech Products in the BioNTech Field in the Territory.

7.2 Commercial Diligence. BioNTech, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Commercialize BioNTech Products in the BioNTech Field in countries in the Territory in which a BioNTech Product has received Regulatory Approval.

7.3 Commercialization Reports. BioNTech shall keep Genevant reasonably informed of BioNTech’s, its Affiliates’ and Sublicensees’ Commercialization activities with respect to the BioNTech Products in the BioNTech Field in the Territory. Without limiting the foregoing, on [***] of each Calendar Year, beginning in the Calendar Year of BioNTech’s first submission of an MAA for a BioNTech Product in the BioNTech Field in the Territory, BioNTech shall provide Genevant with a written report summarizing material Commercialization activities with respect to the BioNTech Products in the BioNTech Field in the Territory performed in the [***] and material

Commercialization activities with respect to the BioNTech Products in the BioNTech Field in the Territory planned for the [***]. BioNTech shall promptly respond to Genevant’s reasonable questions or requests for additional information relating to the progress and results of its and its Affiliates’ and Sublicensees’ Commercialization activities under this Agreement.

ARTICLE 8

BIONTECH PRODUCT FINANCIAL PROVISIONS

8.1 [***] Milestone Payments. Within [***] after the first achievement of each milestone event below for each BioNTech Product by or on behalf of BioNTech or any of its Affiliates or Sublicensees, BioNTech shall notify Genevant of the achievement of such milestone event and shall remit payment to Genevant within [***] of its receipt of Genevant’s invoice for such payment.

[***]

For clarity, (a) if a BioNTech Product undergoes [***] only one payment of [***] is due for such BioNTech Product; (b) [***] payments above are payable on each BioNTech Product (for example, if BioNTech [***] for all five (5) BioNTech Products, BioNTech will make [***] and (c) each milestone payment is only due once per BioNTech Product.

8.2 Commercial Milestones.

(a) Within [***] after the end of the Calendar Quarter in which aggregate annual Net Sales of any BioNTech Product by or on behalf of BioNTech or any of its Affiliates or Sublicensees in the BioNTech Field in the Territory first reach any threshold indicated in the milestone events listed below, BioNTech shall notify Genevant of the achievement of such milestone event and shall remit payment to Genevant within [***] of its receipt of Genevant’s invoice for such payment.

[***]

For clarity, the commercial milestone payments above are payable only once per BioNTech Product on aggregate annual Net Sales of such BioNTech Product. For example, if aggregate annual Net Sales for each of the five (5) BioNTech Products in a Calendar Year equal [***].

(b) If a commercial milestone event in Section 8.2(a) (Commercial Milestones - subsection(a)) is achieved for a BioNTech Product and payment with respect to any previous milestone event has not been made for the same BioNTech Product, then such previous milestone event shall be deemed achieved for such BioNTech Product and BioNTech shall pay Genevant such unpaid previous milestone payment(s) at the same time it pays the milestone payment for the commercial milestone event it achieved.

8.3 Royalty Payments.

(a) Royalty Rate. During the Royalty Term, BioNTech shall pay to Genevant non-refundable, non-creditable royalty of [***] on aggregate annual Net Sales of all BioNTech Products in the BioNTech Field in the Territory in each Calendar Year.

(b) Royalty Term. Royalties under this Section 8.3 (Royalty Payments) shall be payable on a country-by-country and BioNTech Product-by-BioNTech Product basis from the First Commercial Sale of each BioNTech Product in a country until the latest of: (i) expiration of the last-to-expire Valid Claim of the Genevant Patents that would, but for the licenses granted hereunder, be infringed by the Manufacture, use or sale of such BioNTech Product in such country in the Territory; (ii) expiration of Regulatory Exclusivity for such BioNTech Product in such country (provided that during such Regulatory Exclusivity no mRNA-based product directed to the same Protein of Interest and the same indication competitive to the relevant BioNTech Product comes on the market in the relevant country); and (iii) the [***] anniversary of the First Commercial Sale of such BioNTech Product in such country (the “Royalty Term” for such BioNTech Product and country).

(c) Royalty Reports and Payment. Within [***] Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of any BioNTech Product is made anywhere in the Territory, BioNTech shall provide Genevant with a report that contains the following information for such period, on a BioNTech Product-by-BioNTech Product and country-by-country basis: (i) gross sales and Net Sales in the Territory; (ii) deductions from gross sales permitted pursuant to Section 1.95 (Net Sales) in a reasonable level of detail (by each subsection set forth in the definition of Net Sales); (iii) a calculation of the royalty payment due on Net Sales in the Territory; and (iv) the exchange rates used. BioNTech will pay Genevant all royalties owed with respect to Net Sales for such Calendar Quarter within thirty (30) days of its receipt of Genevant’s invoice for such royalties.

8.4 Royalty Adjustment for Third Party License Payments. If BioNTech, its Affiliates or Sublicensees, in their reasonable judgment, is required or determines it is reasonably necessary to make any payments to a Third Party for a license under any Patent to make, have made, use, offer for sale, sell and/or import BioNTech Products in the BioNTech Field in any country in the Territory, then the amount of royalties payable under Section 8.3(a) (Royalty Rate) shall be reduced by [***] of the amount of any royalties paid to such Third Party on account of the sale of the BioNTech Products in such country in such Calendar Quarter; provided, however, that the royalties payable under Section 8.3(a) (Royalty Rate) shall not be reduced by more than [***] of the amounts set forth in Section 8.3(a) (Royalty Rate) by reason of the adjustment provided for in this Section 8.4 (Royalty Adjustment for Third Party License Payments).

8.5 Currency; Exchange Rate. All payments to be made by BioNTech to Genevant under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Genevant. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by in accordance with the currency conversion methodology generally applied by BioNTech in accordance with its group accounting practice provided such methodology is consistent with generally accepted accounting principles.

8.6 Late Payments. Late payments shall be subject to an interest charge of [***], or the maximum rate permitted by law, whichever is lower, which additional interest shall be compounded daily.

8.7 Financial Records and Audit. BioNTech shall (and shall ensure that its Affiliates and Sublicensees will) maintain complete and accurate records in sufficient detail to permit Genevant to confirm the accuracy of any royalty payments and other amounts payable under this Agreement and to verify the achievement of milestone events under this Agreement. Upon[***], such records shall be open for examination, during regular business hours, for a period of [***] from the end of the Calendar Year to which such records pertain, and not more often than once each Calendar Year, by an independent certified public accountant selected by Genevant and reasonably acceptable to BioNTech, for the sole purpose of verifying for Genevant the accuracy of the financial reports furnished by BioNTech under this Agreement or of any payments made, or required to be made, by BioNTech to Genevant pursuant to this Agreement. The independent certified public accountant shall disclose to Genevant only whether the audited reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Genevant. Genevant shall bear the full cost of such audit unless such audit reveals an underpayment by BioNTech of more than [***] percent ([***]%) of the amount actually due for any Calendar Year being audited, in which case BioNTech shall reimburse Genevant for the reasonable costs for such audit. BioNTech shall pay to Genevant any underpayment discovered by such audit within thirty (30) days after the accountant’s report, plus interest (as set forth in Section 8.6 (Late Payments)) from the original due date. If the audit reveals an overpayment by BioNTech, then BioNTech may take a credit for such overpayment against any future payments due to Genevant.

8.8 Audit Dispute. If BioNTech disputes the results of any audit conducted pursuant to Section 8.7 (Financial Records and Audit), the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within thirty (30) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”). The decision of the Auditor shall be final and the costs of such procedure as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine. If the Auditor determines that there has been an underpayment by BioNTech, BioNTech shall pay to Genevant the underpayment within thirty (30)

days after the Auditor’s decision, plus interest (as set forth in Section 8.6 (Late Payments)) from the original due date. If the Auditor determines that there has been an overpayment by BioNTech, then BioNTech may take a credit for such overpayment against any future payments due to Genevant.

ARTICLE 9

DEVELOPMENT AND MANUFACTURING OF CO-DEVELOPMENT PRODUCTS

9.1 General. Subject to the terms and conditions of this Agreement and as further set forth in the Co-Development Product Development Plan, BioNTech and Genevant shall be jointly responsible for the Development of the Co-Development Products in the Co-Development Field in the Territory.

9.2 Co-Development Product Development Plan. BioNTech and Genevant shall conduct all Development of Co-Development Products in the Co-Development Field in the Territory in accordance with a comprehensive development plan (“Co-Development Product Development Plan”), the initial version of which is set forth in Exhibit J. From time to time, but at least every [***], the Parties will update the Co-Development Product Development Plan to reflect any new planned Development activities with respect to Co-Development Products. The updated Co-Development Product Development Plan will be submitted to the JSC for review, discussion and approval. If the terms of the Co-Development Product Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

9.3 Conduct of Activities by Both Parties. To the extent such responsibility is allocated to it in the Co-Development Product Development Plan, each Party shall Develop Co-Development Products in the Co-Development Field in the Territory in compliance with all Applicable Laws, including good scientific and clinical practices under the Applicable Laws of the country in which such activities are conducted.

9.4 Records and Updates. The Parties shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by or on behalf of each Party in the performance of Development activities pursuant to this Agreement. Each Party shall keep the JSC regularly informed of the status of all material Development activities including regulatory activities conducted with respect to Co-Development Products in the Co-Development Field in the Territory pursuant to this Agreement. Without limiting the foregoing, at least once every [***] beginning with [***] of the Calendar Year 2018 and at least every [***] thereafter, each Party shall provide the JSC or the other Party with summaries in reasonable detail of all data and results generated or obtained in the course of such Party’s and its Affiliates’ or Sublicensees’ performance of activities with respect to Co-Development Products in the Co-Development Field in the Territory, covering subject matter at a level of detail reasonably requested by the other Party and sufficient to enable the other Party to determine the Party’s compliance with its diligence obligations under Section 9.6 (Development Diligence).

9.5 Regulatory Filings. The Lead Commercialization Party will own all Regulatory Filings and Regulatory Approvals for Co-Development Products in the Co-Development Field in the Territory, unless otherwise agreed in writing by the JSC.

9.6 Development Diligence. Each Party, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to perform the activities allocated to it in the Co-Development Product Development Plan in order to Develop, and to obtain Regulatory Approval for the Co-Development Products in the Co-Development Field in the Territory.

9.7 Compliance. Each Party agrees that in performing its obligations under this Agreement: (a) it shall comply with all Applicable Laws; and (b) it will not employ or engage any Person who has been debarred or disqualified by any Regulatory Authority, or, to its knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority.

9.8 Rights of Reference. Each Party will have the right to use and reference all Regulatory Filings (including data contained therein) and Regulatory Approvals for the BioNTech Products as part of Development of the Co-Development Products. In addition, BioNTech will have the right to use and reference all Regulatory Filings (including data contained therein) and Regulatory Approvals for Co-Development Products as part of Development of the BioNTech Products

9.9 Remedial Actions. Each Party will notify the other Party without undue delay (and in any event within timelines set by Applicable Law), and promptly confirm such notice in writing, if it obtains information indicating that a Co-Development Product may be subject to any Remedial Action. The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. The Parties shall, and shall ensure that their Affiliates and Sublicensees will, maintain adequate records to permit the Parties to trace the Manufacture, distribution and use of the Co-Development Products. The JSC will decide any matters relating to any Remedial Action with respect to any Co-Development Product in the Co-Development Field in the Territory, including the decision to commence such Remedial Action and the control over the conduct of such Remedial Action. To the extent a Remedial Action is caused by a Party’s failure to comply with the terms of this Agreement, such Party shall bear the costs of such Remedial Action. In all other event, the costs of the Remedial Action shall be allocated in accordance with profit and loss sharing pursuant to Section 10.4 (Profit or Loss).

9.10 Co-Development Product Pharmacovigilance. At least sixty (60) days prior to the filing of an IND for any Co-Development Product, the Parties shall define and finalize the actions that the Parties shall employ with respect to the Co-Development Products to protect patients and promote their well-being in a written pharmacovigilance agreement (the “Co-Development Product Pharmacovigilance Agreement”). The Lead Commercialization Party will be the global safety database holder for each Co-Development Product. These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information concerning the safety of the Co-Development Products. Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable laws and regulations. Each Party hereby agrees to comply with its respective obligations under such Co-Development Product Pharmacovigilance Agreement and to cause its Affiliates and Sublicensees to comply with such obligations. The Party responsible for the global safety database will maintain the global safety database pursuant to its own policy and as necessary to comply with Applicable Laws governing adverse experiences in the Territory.

9.11 Manufacturing Responsibilities. Unless otherwise determined by the JSC, Genevant shall be solely responsible for all preclinical, clinical and commercial Manufacture and supply of all Co-Development Products for all uses under this Agreement. BioNTech will supply to Genevant all Co-Development mRNA Payloads for such Manufacture. The Manufacturing Expenses for Co-Development mRNA Payloads Manufactured for preclinical or clinical use will be included in Development Costs and the Manufacturing Expenses for Co-Development mRNA Payloads Manufactured for commercial use will be included in Allowable Expenses. Genevant may conduct such Manufacturing activities itself or through a Third Party CMO under Genevant’s control, subject to Section 4.9 (Subcontractor). Within a reasonable time after the Effective Date, the Parties will execute one or more supply agreements to govern (i) the Manufacturing and supply of Co-Development Products by Genevant or the Third Party CMO selected and controlled by Genevant (“Co-Development Product Supply Agreement”) and (ii) the Manufacturing and supply of Co-Development mRNA Payloads by BioNTech.

9.12 Costs of Joint Development.

(a) Cost Sharing. Development Costs for Co-Development Products incurred during the Term by the Parties shall be borne 50% by Genevant and 50% by BioNTech. For the avoidance of double-counting, the Parties acknowledge and agree that Development Costs shall not include Allowable Expenses for purposes of calculating Profit or Loss in accordance with Section 10.4 (Profit or Loss) and, likewise, that any amounts included in Allowable Expenses shall not be included in Development Costs.

(b) Development Costs Reports. Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 9.12(c) (Reimbursement of Development Costs). Each Party shall calculate and maintain records of Development Costs incurred by it and its Affiliates, in coordination with the JSC, and the procedures for monthly reporting of actual results, monthly review and discussion of potential discrepancies, quarterly reconciliation, reasonable cost forecasting, and other finance and accounting matters related to Development Costs will be determined by the JSC (the “Development Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party. The Development Reconciliation Procedures shall provide that within fifteen (15) days after the end of each Calendar Quarter, each Party shall submit to the Joint Financial Subcommittee of the JSC a report, in such reasonable detail and format as is established by the Joint Financial Subcommittee of all Development Costs incurred by such Party during such Calendar Quarter. Within fourteen (14) days following the receipt of such report, each Party shall have the right to request reasonable additional information related to the other Party’s and its Affiliates’ Development Costs during such Calendar Quarter in order to confirm that such other Party’s spending conforms with the approved budget. The Joint Financial Subcommittee shall establish reasonable procedures for the Parties to share estimated Development Costs for each Calendar Quarter prior to the end of such Calendar Quarter, to enable each Party to appropriately accrue its share of Development Costs for financial reporting purposes, which shall include submission by each Party to the Joint Financial Subcommittee of the JSC, [***], all Development Costs incurred by such Party [***] in such reasonable detail and format as is established by the Joint Financial Subcommittee.

(c) Reimbursement of Development Costs.

(i) The Party (with its Affiliates) that incurs more than its share of the total actual Development Costs for the Co-Development Products shall be paid by the other Party an amount of cash sufficient to reconcile to its agreed percentage of actual Development Costs in each Calendar Quarter. Notwithstanding the foregoing, on a Calendar Year-to-date basis, the

Parties shall not share any Development Costs in excess of the amounts allocated for such Calendar Year-to-date period in the budget approved by the JSC; provided, however, that Development Costs in excess of the such budget shall be included in the calculation of Development Costs to be shared by the Parties if (i) the JSC approves such excess Development Costs (either before or /after they are incurred), which approval shall not be unreasonably withheld to the extent the Development Costs in excess of the budget were not within the reasonable control of the Party (or Affiliate) incurring such expense or (ii) to the extent such excess Development Costs do not exceed by more than 10% the total Development Costs allocated to be incurred by such Party and its Affiliates in the applicable Calendar Year-to-date period in accordance with the applicable budget for such Calendar Year. If any excess Development Costs are excluded from sharing by the Parties for a particular Calendar Year-to-date period pursuant to the foregoing sentence, such excess Development Costs shall be carried forward to the subsequent Calendar Quarters (provided that such Calendar Quarters fall within the same Calendar Year) and, to the extent the total Development Costs incurred by such Party and its Affiliates for the Calendar Year-to-date as of the end of such subsequent Calendar Quarter are less than 110% of the aggregate Development Costs allocated to such Party under the budget for such Calendar Year-to-date period, such carried forward amounts shall be included in Development Costs to be shared by the Parties for such Calendar Year-to-date-period (i.e., so that the total Development Costs incurred by such Party and its Affiliates that are shared pursuant to this Section 9.12 (Costs of Joint Development) during any Calendar Year do not exceed 110% of the Development Costs allocated to such Party under the budget for such Calendar Year, unless otherwise approved by the JSC).

(ii) The Development Reconciliation Procedures shall provide for the JSC to develop a written report setting forth in reasonable detail the calculation of any net amount owed by one Party to the other, as necessary to accomplish the sharing of Development Costs as well as any reimbursement payments that become due from one Party to the other during such Calendar Quarter, and to prepare such reports promptly following delivery of the report described in Section 9.12(b) (Development Costs Reports) and in a reasonable time (to be defined in the Development Reconciliation Procedures) in advance of payment. The net amount payable to accomplish the sharing of Development Costs as provided under this Agreement shall be paid by Genevant or BioNTech, as the case may be, within sixty (60) days after the end of the applicable Calendar Quarter.

(iii) Sections 8.5 to 8.8 shall apply mutatis mutandis to the payment or reimbursement of Development Costs pursuant to this Section 9.12 (Costs of Joint Development).

ARTICLE 10

COMMERCIALIZATION; PROFIT/LOSS SHARING

10.1 General. The Parties have defined in Exhibit B per Co-Development Product which Party shall take the lead responsibility for the Commercialization of such Co-Development Product in the relevant Co-Development Field in the Territory (such Party the “Lead Commercialization Party”).

10.2 Commercialization Plan and Report. Within a reasonable time (but no later than [***] prior to the first anticipated Regulatory Approval of a Co-Development Product in each country in the Territory, the Parties shall prepare and provide to the JSC for approval a plan for the Commercialization (including marketing, promotion, or joint co-promotion by the Parties, booking of revenues and pricing) of such Co-Development Products in the relevant Co-Development Field in such country during the [***] after First Commercial Sale in such country, which plan shall be reasonable in scope and detail and may be amended by the Parties (the “Co-Development Product Commercialization Plan” for such country). The Parties shall update each Commercialization Plan [***] (to cover the subsequent [***] period) and shall promptly provide each such update and any material amendments to each Commercialization Plan to the JSC. On an annual basis commencing on the First Commercial Sale of any Co-Development Product anywhere in the Territory, the Parties shall provide the JSC with a report detailing their Commercialization activities with respect to Co-Development Products in the previous [***] period, covering subject matter at a level of detail reasonably requested by the JSC.

10.3 Commercialization Diligence. Each Party, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to perform the activities allocated to it in the Co-Development Product Commercialization Plan and/or by the JSC in order to Commercialize the Co-Development Products in the Co-Development Field in the Territory.

10.4 Profit or Loss. The Parties shall share in the Profit or Loss for Co-Development Products in the Territory as follows: BioNTech shall bear (and be entitled to) 50%, and Genevant shall bear (and be entitled to) 50%. The procedure for calculating Profit or Loss for Co-Development Products is set forth in Exhibit F. The Joint Financial Subcommittee shall establish reasonable procedures to enable each Party to comply with its financial reporting requirements related to its share of Profit or Loss, which shall include submission by each Party to the Joint Financial Subcommittee of the JSC a report, within fifteen (15) days after the end of each Calendar Quarter [***], commencing with the Calendar Quarter during which the First Commercial Sale of any Co-Development Product is made anywhere in the Territory, its Net Sales of Co-Development Products, any Other Income and the Allowable Expenses incurred during such period, in each case in such reasonable detail and format as is established by the Joint Financial Subcommittee. To the extent any other matter relating to calculating Profit or Loss for Co-Development Products is not explicitly addressed in Exhibit F it will be determined by the JSC. Sections 8.5 to 8.8 shall apply mutatis mutandis to the payment of profits or losses pursuant to this Section 10.4.

ARTICLE 11

INTELLECTUAL PROPERTY RIGHTS

11.1 Ownership.

(a) Ownership of Sole Inventions. Ownership of all Sole Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Genevant shall solely own any Genevant Sole Inventions and BioNTech shall solely own any BioNTech Sole Inventions.

(b) Disclosure of Inventions. Genevant shall promptly disclose to BioNTech all Sole Inventions that are related to BioNTech Products. In addition, each Party shall promptly disclose to the other Party (i) all Sole Inventions that are related to Co-Development Products and (ii) all Joint Inventions. For the avoidance of doubt, all such Invention disclosure shall include any invention disclosures or other similar documents submitted by its respective employees, agents or independent contractors describing such Inventions, and shall promptly respond to reasonable requests from the other Party for additional information relating to such Inventions.

(c) Joint Patent Committee. Within thirty (30) days after the Effective Date, the Parties shall establish a Joint Patent Committee (the “Joint Patent Committee” or the “JPC”), composed of two (2) representatives of each Party. Any Invention that a Party believes is a Joint

Invention will be brought to the attention of the JPC. The JPC will first determine if the Invention is a Joint Invention and, if so, whether patent protection should be filed for such Joint Invention. If the JPC determines that the Invention is a Sole Invention, then ownership of the Invention will be as set forth in Section 11.1(a) (Ownership of Sole Inventions). If the JPC determines that the Invention is a Joint Invention, then the JPC will determine whether the Joint Invention shall be solely owned by BioNTech (“BioNTech Joint Inventions”), solely owned by Genevant (“Genevant Joint Inventions”), or jointly owned by both Parties (“Co-Owned Joint Inventions”). Such determination will be made based on the Parties relative contributions to the Joint Invention and the degree to which the Joint Invention is an improvement on any pre-exisiting BioNTech Technology or Genevant Technology. All Patents claiming BioNTech Joint Inventions shall be referred to herein as “BioNTech Joint Patents.” All Patents claiming Genevant Joint Inventions shall be referred to herein as “Genevant Joint Patents.” All Patents claiming Co-Owned Joint Inventions shall be referred to herein as “Co-Owned Joint Patents.” Genevant agrees to assign, and hereby assigns, to BioNTech its entire right, title, and interest in and to all BioNTech Joint Inventions and BioNTech Joint Patents. BioNTech agrees to assign, and hereby assigns, to Genevant its entire right, title, and interest in and to all Genevant Joint Inventions and Genevant Joint Patents. The JPC may also be used by the Parties to coordinate any other activities of the Parties under this Article 11 (Intellectual Property Rights). If the JPC is unable to agree on any matter in this Section 11.1(c) (Joint Patent Committee), then any such disagreement shall be referred to the Executive Officers for resolution, who shall use good faith efforts to resolve such matter within [***] after it is referred to them.

(d) Use of Joint Inventions. Subject to the exclusive licenses granted in Article 2 (Licenses) above, each Party shall be entitled to use and commercialize (including granting licenses to Third Parties) itself any BioNTech Joint Inventions, Genevant Joint Inventions, Co-Owned Joint Inventions, BioNTech Joint Patents, Genevant Joint Patents, and Co-Owned Joint Patents in any field in any country without any payment obligation to the other Party. Notwithstanding the above, either Party may only grant a license to a Third Party under any BioNTech Joint Inventions, Genevant Joint Inventions, Co-Owned Joint Inventions, BioNTech Joint Patents, Genevant Joint Patents, or Co-Owned Joint Patents with the prior written consent of the other Party, such consent not to be unreasonably withheld. In the event one Party desires to grant a license under any BioNTech Joint Inventions, Genevant Joint Inventions, Co-Owned Joint Inventions, BioNTech Joint Patents, Genevant Joint Patents, or Co-Owned Joint Patents to any Third Party, such Party shall inform the other Party thereof by disclosing to other Party the relevant licensee as well as the licensed field. BioNTech hereby expressly consents to the grant by Genevant to [***] of a license under Genevant’s shares in the BioNTech Joint Inventions, Genevant Joint Inventions, Co-Owned Joint Inventions, BioNTech Joint Patents, Genevant Joint Patents, or Co-Owned Joint Patents consistent with Genevant’s obligations under the [***] Agreement.

11.2 Patent Prosecution and Maintenance.

(a) BioNTech Patents and Genevant Patents. BioNTech shall have the sole right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all BioNTech Patents (excluding Co-Owned Joint Patents) worldwide, at its sole cost and expense and by counsel of its own choice. Genevant shall have the sole right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Genevant Patents (excluding Co-Owned Joint Patents) worldwide, at its sole cost and expense and by counsel of its own choice.

(b) Co-Owned Joint Patents.

(i) Genevant shall have the first right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Co-Owned Joint Patents (except Co-Owned Joint Patents that relate primarily to BioNTech Products), at its sole cost and expense and by counsel selected by Genevant and reasonably acceptable to BioNTech. Genevant shall consult with BioNTech and keep BioNTech reasonably informed of the status of such Patents and shall promptly provide BioNTech with all material correspondence received from any patent authority in connection therewith. In addition, Genevant shall promptly provide BioNTech with drafts of all proposed material filings and correspondence to any patent authority with respect to such Patents for BioNTech’s review and comment prior to the submission of such proposed filings and correspondence. Genevant shall confer with BioNTech and consider in good faith BioNTech’s comments prior to submitting such filings and correspondence, provided that BioNTech provides such comments within fourteen (14) days (or a shorter period reasonably designated by Genevant if fourteen (14) days is not practicable given the filing deadline) of receiving the draft filings and correspondence from Genevant. In the event that Genevant desires to abandon or cease prosecution or maintenance of any such Patent in any country or jurisdiction, Genevant shall provide reasonable prior written notice to BioNTech of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office). In such case, upon BioNTech’s written election provided no later than [***] after such notice from Genevant, BioNTech shall have the right to assume prosecution and maintenance of such Patent at BioNTech’s expense. If BioNTech does not provide such election within [***] after such notice from Genevant, Genevant may, in its sole discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent.

(ii) BioNTech shall have the first right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of Co-Owned Joint Patents that relate primarily to BioNTech Products, at its sole cost and expense and by counsel selected by BioNTech and reasonably acceptable to Genevant. BioNTech shall consult with Genevant and keep Genevant reasonably informed of the status of such Patents and shall promptly provide Genevant with all material correspondence received from any patent authority in connection therewith. In addition, BioNTech shall promptly provide Genevant with drafts of all proposed material filings and correspondence to any patent authority with respect to such Patents for Genevant’s review and comment prior to the submission of such proposed filings and correspondence. BioNTech shall confer with Genevant and consider in good faith Genevant’s comments prior to submitting such filings and correspondence, provided that Genevant provides such comments within fourteen (14) days (or a shorter period reasonably designated by BioNTech if fourteen (14) days is not practicable given the filing deadline) of receiving the draft filings and correspondence from BioNTech. In the event that BioNTech desires to abandon or cease prosecution or maintenance of any such Patent in any country or jurisdiction, BioNTech shall provide reasonable prior written notice to Genevant of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office). In such case, upon Genevant’s written election provided no later than [***] after such notice from BioNTech, Genevant shall have the right to assume prosecution and maintenance of such Patent at Genevant’s expense. If Genevant does not provide such election within [***] after such notice from BioNTech, BioNTech may, in its sole discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent.

11.3 Cooperation of the Parties. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patents under Section 11.2 (Patent Prosecution and Maintenance), at its own cost. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as enable the other Party to apply for and to prosecute patent applications in any country as permitted by Section 11.2 (Patent Prosecution and Maintenance); and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

11.4 Infringement by Third Parties.

(a) Notice. In the event that either Genevant or BioNTech becomes aware of (i) any infringement or threatened infringement by a Third Party of any Genevant Patent, BioNTech Patent, Genevant Joint Patent, BioNTech Joint Patent, or Co-Owned Joint Patent in the Territory, which infringing activity involves the using, making, importing, offering for sale or selling of a product competing with a BioNTech Product or Co-Development Product (regardless of whether or not a Party is currently Developing using, making, importing, offering for sale, selling, or otherwise Commercializing the same BioNTech Product or Co-Development Product), or the submission to a Party or a Regulatory Authority in the Territory of an application for a product referencing a BioNTech Product or Co-Development Product, or any declaratory judgment or equivalent action (including an action before the U.S. Patent and Trademark Office such as an inter partes review) challenging any Genevant Patent, BioNTech Patent, Genevant Joint Patent, BioNTech Joint Patent, or Co-Owned Joint Patent in connection with any such infringement (each, a “BioNTech Product Infringement” or a “Co-Development Product Infringement,” as applicable), or (ii) any infringement or threatened infringement by a Third Party of any Co-Owned Joint Patent, which infringing activity is unrelated to a BioNTech Product or a Co-Development Product, it will promptly notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement or threatened infringement, or declaratory judgment or equivalent action, by such Third Party.

(b) Enforcement of Patents against BioNTech Product Infringements.

(i) BioNTech Patents and Co-Owned Joint Patents. BioNTech shall have the sole right, as between Genevant and BioNTech, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, a BioNTech Product Infringement of any BioNTech Patent or Co-Owned Joint Patent at its own expense and by counsel of its own choice. Notwithstanding the above, if in the event of the filing of any declaratory judgment or equivalent action (including an action before the U.S. Patent and Trademark Office such as an inter partes review) challenging any Co-Owned Joint Patent, BioNTech does not inform Genevant of an intent to defend such action with respect to such Co-Owned Joint Patent within (A) [***] days following the notice of such action or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for responding to such action, whichever comes first, Genevant shall have the right, but not the obligation, to bring and control the defense of any such action at its own expense and by counsel of its own choice, and BioNTech shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If such declaratory judgment or action challenging an Co-Owned Joint Patent was brought in response to BioNTech initiating a suit or other action or otherwise making a claim for a BioNTech Product Infringement or if BioNTech initiates a suit or other action for a BioNTech Product Infringement in response to such challenge to an Co-Owned Joint Patent, then BioNTech will reimburse Genevant for all costs, expenses, and fees (including attorney’s fees) spent defending such action.

(ii) Genevant Patents. Genevant shall have the first right, as between Genevant and BioNTech, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, a BioNTech Product Infringement of any Genevant Patent at its own expense and by counsel of its own choice. BioNTech shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Genevant and its counsel will reasonably cooperate with BioNTech and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If Genevant fails to bring an action or proceeding with respect to such BioNTech Product Infringement of any Genevant Patent within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, BioNTech shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Genevant shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(iii) Recovery. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of any action or proceeding with respect to any BioNTech Product Infringement shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining damages relating to BioNTech Product Infringement (including lost sales or lost profits) shall be retained by the Party responsible for the action or proceeding except that any remaining damages retained by BioNTech shall be deemed to be Net Sales subject to royalty payments to Genevant in accordance with the royalty provisions of Section 8.3 (Royalty Payments).

(c) Enforcement of Patents against Co-Development Product Infringements.

(i) Genevant shall have the first right, as between Genevant and BioNTech, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, a Co-Development Product Infringement of any Genevant Patent or Co-Owned Joint Patent at its own expense and by counsel of its own choice. BioNTech shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Genevant and its counsel will reasonably cooperate with BioNTech and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If Genevant fails to bring an action or proceeding with respect to such Co-Development Product Infringement of any Genevant Patent or Co-Owned Joint Patent within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, BioNTech shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Genevant shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to such Co-Development Product Infringement of any Genevant Patent or Co-Owned Joint Patent shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining compensatory and punitive damages relating to such Co-Development Product Infringement of a Genevant Patent or Co-Owned Joint Patent (including lost sales or lost profits) shall be deemed to be Net Sales subject to the sharing of profits in accordance with the provisions of Section 10.4 (Profit or Loss).

(ii) BioNTech shall have the first right, as between Genevant and BioNTech, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, a Co-Development Product Infringement of any BioNTech Patent at its own expense and by counsel of its own choice. Genevant shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and BioNTech and its counsel will reasonably cooperate with Genevant and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If BioNTech fails to bring an action or proceeding with respect to such Co-Development Product Infringement of any BioNTech Patent within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Genevant shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and BioNTech shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to such Co-Development Product Infringement of any BioNTech Patent shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining damages relating to such Co-Development Product Infringement of a BioNTech Patent (including lost sales or lost profits) shall be deemed to be Net Sales subject to the sharing of profits in accordance with the provisions of Section 10.4 (Profit or Loss).

(d) Enforcement of Co-Owned Joint Patents against Infringements unrelated to BioNTech Products or Co-Development Products

(i) Genevant shall have the first right, as between Genevant and BioNTech, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, an infringement of any Co-Owned Joint Patent, if such infringing activity is unrelated to a BioNTech Product or a Co-Development Product and occurs in any field other than the BioNTech Field, at its own expense and by counsel of its own choice. BioNTech shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Genevant and its counsel will reasonably cooperate with BioNTech and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If Genevant fails to bring an action or proceeding with respect to such infringement within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, BioNTech shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Genevant shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii) BioNTech shall have the first right, as between Genevant and BioNTech, but not the obligation, to bring an appropriate suit or take other action against any Person or entity engaged in, or to defend against, an infringement of any Co-Owned Joint Patent, if such infringing activity is unrelated to a BioNTech Product or a Co-Development Product and occurs in the BioNTech Field, at its own expense and by counsel of its own choice. Genevant shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and BioNTech and its counsel will reasonably cooperate with Genevant and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If BioNTech fails to bring an action or proceeding with respect to such infringement within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Genevant shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Genevant shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(e) Cooperation. In the event a Party brings an action in accordance with this Section 11.4, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.

11.5 Infringement of Third Party Rights.

(a) Each Party shall promptly notify the other in writing of any allegation by a Third Party that the Manufacture, Development, importation, use, marketing, offer for sale, or sale of any BioNTech Product or Co-Development Product in the Territory infringes or may infringe the intellectual property rights of a Third Party.

(b) If a Third Party asserts that any of its Patents or other rights are infringed by the Manufacture, Commercialization or Development by BioNTech or its Affiliates of any BioNTech Product in the Territory, BioNTech shall have the sole right but not the obligation to defend against any such assertions at its sole cost and expense. Genevant shall cooperate fully and shall provide full access to documents, information and witnesses as reasonably requested by BioNTech in connection with such defense. BioNTech will reimburse to Genevant all Third Party costs incurred in connection with such requested cooperation.

(c) If a Third Party asserts that any of its Patents or other rights are infringed by the Manufacture, Commercialization or Development by either Party or its Affiliates of any Co-Development Product in the Territory, the Parties shall jointly defend against any such assertions and share equally the costs and expenses of such defense.

11.6 Consent for Settlement. Neither Party shall unilaterally enter into any settlement or compromise of any action or proceeding under this Article 11 (Intellectual Property Rights) that would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which shall not be unreasonably withheld.

11.7 Patent Extensions. The JSC will make all decisions concerning patent term restoration, supplemental protection certificates or their equivalents, and patent term extensions with respect to the BioNTech Patents, Genevant Patents, and Co-Owned Joint Patents in any country in the Territory where applicable with respect to Co-Development Products.

11.8 Trademarks. The JSC will determine who shall own and be responsible for all trademarks, trade names, branding or logos related to Co-Development Products in the Co-Development Field in the Territory.

11.9 Delegation to [***] BioNTech understand and agrees that, to the extent required by the [***] Agreement, Genevant may permit [***] to exercise any of Genevant’s rights under this Article 11 (Intellectual Property Rights) with respect to the Genevant Patents.

ARTICLE 12

CONFIDENTIALITY; PUBLICATION

12.1 Duty of Confidence. Subject to the other provisions of this Article 12 (Confidentiality; Publication):

(a) all Confidential Information disclosed by a Party (the “Disclosing Party”) or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party (the “Receiving Party”) and its Affiliates using at least the same standard of care as the Receiving Party uses to protect its own proprietary or Confidential Information (but in no event less than reasonable care);

(b) the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c) the Receiving Party may disclose Confidential Information of the Disclosing Party only to: (i) the Receiving Party’s Affiliates; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided, that such Persons are bound to maintain the confidentiality, and not to make any unauthorized use, of the Confidential Information in a manner consistent with this Article 12 (Confidentiality; Publication).

12.2 Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate by competent evidence that such Confidential Information:

(a) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party;

(b) is in the public domain by use and/or publication before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of, or breach of this Agreement by, the Receiving Party;

(c) is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d) is developed by the Receiving Party independently and without use of or reference to any Confidential Information disclosed to it by or on behalf of the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party.

12.3 Authorized Disclosures. Notwithstanding the obligations set forth in Section 12.1 (Duty of Confidence), the Receiving Party may disclose Confidential Information of the Disclosing Party and the terms of this Agreement to the extent such disclosure is reasonably necessary in the following instances:

(a) filing or prosecuting of Patents as permitted by this Agreement;

(b) enforcing the Receiving Party’s rights under this Agreement or performing the Receiving Party’s obligations under this Agreement;

(c) in Regulatory Filings that such Party has the right to file under this Agreement;

(d) prosecuting or defending litigation as permitted by this Agreement;

(e) to the Receiving Party’s directors, Affiliates, actual or potential Sublicensees, commercial partners, independent contractors, consultants, attorneys, independent accountants or financial advisors who, in each case, have a need to know such Confidential Information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Person agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Person is obligated by applicable professional or ethical obligations) at least as restrictive as those set forth in this Article 12 (Confidentiality; Publication);

(f) to actual or potential investors, investment bankers, lenders, other financing sources or acquirors (and attorneys and independent accountants thereof) in connection with potential investment, acquisition, collaboration, merger, public offering, due diligence or similar investigations by such Third Parties or in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Third Party is obligated by applicable professional or ethical obligations) that are no less stringent than those contained in this Agreement (except to the extent that a shorter confidentiality period is customary in the industry); and

(g) such disclosure is required by court order, judicial or administrative process or Applicable Law, provided that in such event the Receiving Party shall promptly inform the Disclosing Party of such required disclosure and provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed as required by court order, judicial or administrative process or Applicable Law shall remain otherwise subject to the confidentiality and non-use provisions of this Article 12 (Confidentiality; Publication), and the Receiving Party shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

12.4 Publication in relation to BioNTech Products. Genevant shall not publish nor otherwise publicly disclose any data or results regarding any BioNTech Product without the prior written consent of BioNTech. Prior to publishing the results of any studies carried out by Genevant in relation to BioNTech Products under this Agreement, BioNTech shall provide Genevant with the opportunity to review and comment on the proposed publication at least thirty (30) days prior to its intended submission for publication. BioNTech shall: (i) consider in good faith any comments thereto provided by Genevant within such thirty (30) day period; and (ii) remove any Confidential Information of Genevant identified by Genevant as part of its review.

12.5 Publication in relation to Co-Development Products. Neither Party shall publish or otherwise publicly disclose any data or results regarding any Co-Development Products without the prior written consent of the other Party.

12.6 Publicity/Use of Names. No disclosure of the existence, or the terms, of this Agreement may be made by either Party or its Affiliates, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law. Notwithstanding the above, each Party and its Affiliates may disclose on its website and in its promotional materials that the other Party is a development partner of such Party for the BioNTech Products and may use the other Party’s name and logo in conjunction with such disclosure.

(a) A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (“SEC”) (or equivalent foreign agency) to the extent required by law after complying with the procedure set forth in this Section 12.6 (Publicity/Use of Names). In such event, the Party seeking to make such disclosure will, to the extent and permitted under Applicable Law, prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, [***] days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by applicable SEC regulations. The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of this Agreement from the SEC (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party.

(b) Further, each Party acknowledges that the other Party may be legally required, or may be required by the listing rules of any exchange on which the other Party’s or its Affiliate’s securities are traded, to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law or such listing rules, provided that the Party seeking such disclosure shall provide the other Party with a copy of the proposed text of such disclosure sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment thereon.

(c) If either Party desires to issue a press release or make a public announcement concerning the material terms of this Agreement or the Development or Commercialization of the BioNTech Product under this Agreement, such as the achievement of Regulatory Approvals of the BioNTech Product, such Party shall provide the other Party with the proposed text of such announcement for prior review and, except to the extent such press release or public announcement is permitted by subsection (a) or (b) above, approval by such other Party.

(d) The Parties agree that after a public disclosure has been made or a press release or other public announcement has been issued in compliance with subsection (a), (b) or (c) hereof, each Party may make subsequent public disclosures or issue press releases or other public announcements disclosing the same content without having to obtain the other Party’s prior consent and approval.

12.7 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 12 (Confidentiality; Publication) shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Operationally Enabling Agreement dated 23 April 2018. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. Unless earlier terminated as permitted by this Agreement, the term of this Agreement will commence upon the Effective Date and continue in full force and effect, until the later of (a) the expiration of the last Royalty Term for any BioNTech Product in the Territory; or (b) the date on which all Co-Development Products have ceased being Developed or Commercialized by the Parties (the “Term”). Upon the expiration (but not early termination) of the Term, the licenses granted herein for BioNTech Products and Co-Development Products shall continue in effect, as non-exclusive, fully paid-up, royalty-free, transferable, perpetual and irrevocable.

13.2 Termination.

(a) Termination by BioNTech for Convenience with respect to BioNTech Products. At any time, BioNTech may terminate this Agreement with respect to one or more BioNTech Products, at its sole discretion and for any reason or no reason, by providing written notice of termination to Genevant, which notice includes an effective date of termination at least (i) ninety (90) days after the date of the notice if the notice is given before the Regulatory Approval of the relevant BioNTech Product; or (ii) one hundred eighty (180) days after the date of the notice if the notice is given after the Regulatory Approval of the relevant BioNTech Product.

(b) Termination for Cause. If either Party believes that the other is in material breach of its obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party. The allegedly breaching Party shall have ninety (90) days (or forty-five (45) days in the case of any payment breach) to cure such breach from the receipt of the notice. If the allegedly breaching Party fails to cure that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement, entirely or in relation to the Products affected by such breach only at such Party’s discretion, on written notice of termination. Any right to terminate this Agreement under this Section 13.2(b) (Termination for Cause) shall be stayed and the applicable cure period tolled in the event that, during such cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Section 16.10 (Dispute Resolution) with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Section 16.10 (Dispute Resolution). If a Party is determined to be in material breach of this Agreement, the other Party may terminate this Agreement if the breaching Party fails to cure the breach within thirty (30) days after the conclusion of the dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party).

(c) Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, (i) Genevant may terminate this

Agreement immediately upon written notice to BioNTech if BioNTech or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Genevant Patents and does not dismiss or withdraw such legal action within thirty (30) days of receiving notice from Genevant; and (ii) BioNTech may terminate this Agreement immediately upon written notice to Genevant if Genevant or its Affiliates or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any BioNTech Patents and does not dismiss or withdraw such legal action within thirty (30) days of receiving notice from BioNTech. For purposes of this Section, “challenging” includes (i) filing a declaratory judgment action in which the applicable Patent is alleged to be invalid or unenforceable, (ii) becoming party to an interference with the applicable Patent pursuant to 35 U.S.C. §135 or similar provisions under non-US law or (iii) filing or commencing any reexamination, opposition, cancellation, nullity or similar proceedings against the applicable Patent, or petitioning for any form of administrative or judicial (or arbitration) review of the applicable Patent, including post-grant review, inter partes review, or opposition proceedings. Notwithstanding the above, nothing in this clause will prevent a Party from challenging the validity, enforceability or scope of any Patent in response to a claim of infringement made against it concerning that Patent.

(d) Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

(e) Termination for Competitor Change of Control. This Agreement may be terminated by either Party immediately upon written notice to the other Party if the other Party undergoes a Competitor Change of Control before the earlier of (i) three (3) years from the Effective Date or (ii) the other Party undergoing an Initial Public Offering.

13.3 Effect of Termination for Convenience pursuant to Section 13.2(a). Upon termination of this Agreement by BioNTech pursuant to Section 13.2(a) (Termination by BioNTech for Convenience), the following consequences shall apply and shall be effective as of the effective date of such termination:

(a) BioNTech’s licenses under Section 2.1 (License for BioNTech Products) as well as either Party’s rights and obligations under Article 4 (Development of BioNTech Products), Article 5 (Regulatory Activities for BioNTech Products), Article 6 (Manufacturing of BioNTech Products), Article 7 (Commercialization), and Article 8 (BioNTech Product Financial Provisions) shall terminate for the BioNTech Product(s) which are the subject matter of the relevant termination.

(b) [***] following the termination of this Agreement with respect to any BioNTech Product pursuant to Section 13.2(a) (Termination by BioNTech for Convenience), before granting any Third Party a license with respect to the BioNTech mRNA Payload included in the terminated BioNTech Product, BioNTech will notify Genevant and give Genevant the opportunity to negotiate the terms of such a license with BioNTech before negotiating with any Third Party. If the Parties cannot reach agreement within [***] on the terms of a license, then BioNTech may grant such a license to a Third Party, provided that the terms of such license granted to the Third Party are not more favorable than those offered to Genevant.

(c) For the avoidance of doubt, all other licenses granted to BioNTech under this Agreement and either Party’s rights and obligations in relation to any other BioNTech Product or any Co-Development Product shall remain unaffected by such termination.

13.4 Effect of Termination by BioNTech for Cause, Patent Challenge, Bankruptcy or Competitor Change of Control. Upon termination of this Agreement by BioNTech pursuant to Section 13.2(b) (Termination for Cause), 13.2(c) (Termination for Patent Challenge), 13.2(d) (Termination for Bankruptcy) or 13.2(e) (Termination for Competitor Change of Control), the following consequences shall apply and shall be effective as of the effective date of such termination:

(a) All rights and obligations of either Party under this Agreement shall terminate unless otherwise specified in this Section 13.4 (Effect of Termination by BioNTech) or Section 13.7 (Survival). To the extent termination is limited to certain Products only, only the rights and obligations of the Parties related to such Products shall terminate and all rights and obligations relating to all other Products shall survive such termination.

(b) BioNTech shall (i) keep all licenses granted to BioNTech under this Agreement, (ii) have the sole right, but not the obligation, to Develop, Manufacture and Commercialize any BioNTech Products in the BioNTech Field and Co-Development Products in the Co-Development Field, at its sole cost and expense, and (iii) become the Lead Commercialization Party for all Co-Development Products in the Co-Development Field in the Territory. To the extent that any royalties will be owed to [***] pursuant to the terms of the [***] Agreement for BioNTech’s continued exercise of any of the licenses granted to BioNTech under this Agreement, BioNTech will contact [***] and arrange to pay such royalties directly to [***].

(c) Genevant shall transfer to BioNTech or destroy, at BioNTech’s election, all Confidential Information relating to its activities under this Agreement, including any copies thereof, and all materials, substances and compositions generated under this Agreement and shall provide reasonable technical assistance to BioNTech in connection with the understanding and use of such Confidential Information, materials, substances and compositions at its own cost and expense, except that Genevant shall be permitted to retain electronic copies of Confidential Information that are created pursuant to automatic IT backup or disaster recovery procedures (and any Confidential Information so retained will continue to be subject to Article 12(Confidentiality; Publication).

(d) Upon request of BioNTech, Genevant shall comply with its obligations pursuant to Section 6.4 (Manufacturing Transfer) [***] BioNTech under such Section.

(e) Genevant shall assign to BioNTech all Regulatory Filings and Regulatory Approvals for any BioNTech Product and Co-Development Product, and any Genevant Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the licenses granted Section 2.1 (License for BioNTech Products) and 2.2(a) (License Grant to BioNTech).

(f) Genevant shall disclose to BioNTech all Genevant Know-How and all Joint Inventions to the extent not already known to BioNTech, which may be necessary or reasonably useful for BioNTech to continue to Develop, Manufacture and Commercialize BioNTech Products in the BioNTech Field and/or Co-Development Products in the Co-Development Field. In addition, Genevant shall, at BioNTech’s request, provide reasonable technical assistance and transfer all Genevant Know-How and Joint Inventions necessary to Manufacture BioNTech Products and Co-Development Products to BioNTech or its designee.

(g) Genevant shall, at BioNTech’s request and election, use Commercially Reasonably Efforts to facilitate negotiations between BioNTech and Genevant’s Third Party providers of clinical research, Manufacturing and/or Commercialization services.

(h) Genevant shall, and hereby does, effective on such termination, assign to BioNTech all of Genevant’s and its Affiliates’ right, title and interest in and to any and all trademarks used by Genevant and its Affiliates in the Territory in connection with its Development, Manufacture or Commercialization of Co-Development Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of Genevant or its Affiliates), including all goodwill therein, and Genevant shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment.

(i) All rights of Genevant to prosecute, maintain or enforce any Co-Owned Joint Patent pursuant to Section 11.2 (Patent Prosecution and Maintenance) and 11.4 (Infringement by Third Parties) shall terminate, and all such rights shall solely vest in BioNTech.

13.5 Effect of Termination by Genevant for Cause, Patent Challenge, Bankruptcy or Competitor Change of Control. Upon termination of this Agreement by Genevant pursuant to Section 13.2(b) (Termination for Cause), 13.2(c) (Termination for Patent Challenge), 13.2(d) (Termination for Bankruptcy) or ) or 13.2(e) (Termination for Competitor Change of Control), the following consequences shall apply and shall be effective as of the effective date of such termination:

(a) All rights and obligations of either Party under this Agreement shall terminate unless otherwise specified in this Section 13.5 (Effect of Termination by Genevant) or Section 13.7 (Survival). To the extent termination is limited to certain Products only, only the rights and obligations of the Parties related to such Products shall terminate and all rights and obligations relating to all other Products shall survive such termination.

(b) Genevant shall (i) keep all licenses granted to Genevant under this Agreement, (ii) have the sole right, but not the obligation, to Develop, Manufacture and Commercialize any Co-Development Products in the Co-Development Field, at its sole cost and expense, and (iii) become the Lead Commercialization Party for all Co-Development Products in the Co-Development Field in the Territory. To the extent that any royalties will be owed by BioNTech to any Third Party pursuant to the terms of any agreement concluded by BioNTech or its Affiliates with such Third Party for Genevant’s continued exercise of any of the licenses granted to Genevant under this Agreement, the Parties will work together with the Third Party to arrange for the payment of such royalties directly from Genevant to such Third Party.

(c) Upon request of Genevant, the Parties shall enter into good faith negotiations relating to the grant by BioNTech to Genevant of an exclusive, worldwide license, with the right to grant sublicenses through multiple tiers, under the BioNTech Technology and the Co-Owned Joint Patents, to research, Develop, make, have made, use, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize the BioNTech Product(s) which are the subject matter of the relevant termination in the BioNTech Field at commercial terms then to be agreed.1

(d) BioNTech shall transfer to Genevant or destroy, at Genevant’s election, all Confidential Information relating to its activities under this Agreement, including any copies thereof, and all materials, substances and compositions generated under this Agreement and shall provide reasonable technical assistance to Genevant in connection with the understanding and use of such Confidential Information, materials, substances and compositions at its own cost and expense, except that BioNTech shall be permitted to retain electronic copies of Confidential Information that are created pursuant to automatic IT backup or disaster recovery procedures (and any Confidential Information so retained will continue to be subject to Article 12 (Confidentiality; Publication).

(e) BioNTech shall assign to Genevant all Regulatory Filings and Regulatory Approvals for any Co-Development Product, and any BioNTech Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the licenses granted Section 2.2(b) (License Grant to Genevant).

(f) BioNTech shall disclose to Genevant all BioNTech Know-How and all Joint Inventions to the extent not already known to Genevant, which may be necessary or reasonably useful for Genevant to continue to Develop, Manufacture and Commercialize Co-Development Products in the Co-Development Field. In addition, BioNTech shall, at Genevant’s request, provide reasonable technical assistance and transfer all BioNTech Know-How and Joint Inventions necessary to Manufacture Co-Development Products to Genevant or its designee.

(g) BioNTech shall, at Genevant’s request and election, use Commercially Reasonably Efforts to facilitate negotiations between Genevant and BioNTech’s Third Party providers of clinical research, Manufacturing and/or Commercialization services.

(h) BioNTech shall, and hereby does, effective on such termination, assign to Genevant all of BioNTech’s and its Affiliates’ right, title and interest in and to any and all trademarks used by BioNTech and its Affiliates in the Territory in connection with its Development, Manufacture or Commercialization of Co-Development Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of BioNTech or its Affiliates), including all goodwill therein, and BioNTech shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment.

(i) All rights of BioNTech to prosecute, maintain or enforce any Co-Owned Joint Patent pursuant to Section 11.2 (Patent Prosecution and Maintenance) and 11.4 (Infringement by Third Parties) shall terminate, and all such rights shall solely vest in Genevant.

.

13.6 Opt-out in relation to Co-Development Product Development.

(a) Opt-out. At any time after the filing of an IND (or equivalent foreign filing) of any Co-Development Product, either Party (“Opt-Out Party”) may elect to terminate its participation in the Development of such Co-Development Products (“Opt-Out”) at its sole discretion and for any reason or no reason, by providing written notice of termination to the other Party, which notice includes an effective date of the Opt-Out at least [***] after the date of the notice.

(b) Effect of Termination. Upon any Opt-Out pursuant to Section 13.6(a) (Opt-out), the following consequences shall apply and shall be effective as of the effective date of such Opt-Out:

(i) the Opt-Out Party’s license under Section 2.2 (License for Co-Development Products) shall terminate and the license granted to the other Party under Section 2.2 (License for Co-Development Products) shall become an exclusive license (even as to the Opt-Out Party);

(ii) if BioNTech is the Opt-Out Party, BioNTech will continue to support GMP Manufacturing of Co-Development Products in accordance with Section 9.11 (Manufacturing Responsibilities);

(iii) if Genevant is the Opt-Out Party, Genevant will continue to support GMP Manufacturing of Co-Development Products in accordance with Section 9.11 (Manufacturing Responsibilities) until [***] to Co-Development Products;

(iv) except as provided above, the other Party shall be solely responsible for all future Development, Manufacture and Commercialization of such Co-Development Product in the Co-Development Field, at its sole cost and expense;

(v) the Opt-Out Party shall assign to the other Party all Regulatory Filings and Regulatory Approvals for such Co-Development Product, shall transfer control and responsibility for the global safety database to the other Party, and any Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the license grants in 2.2 (License for Co-Development Products), as amended by Section 13.6(b)(i) (Effect of Termination - subsection (i)) above;

(vi) if any clinical studies with respect to the Co-Development Product have been initiated and are on-going as of the effective date of any Opt-Out (each, an “On-Going Clinical Study”), the Opt-Out Party shall continue to fund its share of Development Costs with respect to such On-Going Clinical Study for [***]. In addition, if there are any On-Going Clinical Studies being conducted by or under authority of the Opt-Out Party or its Affiliates at the time of notice of the Opt-Out, the Opt-Out Party agrees, as the other Party may request, to (A) promptly transition to the other Party or its designee some or all of such On-Going Clinical Studies and the activities related to or supporting such trials, (B) continue to conduct such On-Going Clinical Studies after the effective date of such Opt-Out until they have been completed, or (C) terminate such On-Going Clinical Studies in a manner consistent with Applicable Laws;

(vii) the Opt-Out Party shall disclose to the other Party all Know-How and all Joint Inventions to the extent not already known to the other Party, which may be necessary or reasonably useful for the other Party to continue to Develop, Manufacture and Commercialize Co-Development Products in the Co-Development Field. In addition, shall, at the other Party’s request, provide reasonable technical assistance and transfer all Know-How and Joint Inventions necessary to Manufacture Co-Development Products to the other Party or its designee;

(viii) the other Party shall pay the Opt-Out Party the milestone and royalties set forth in Exhibit K (and the terms of Article 8 (BioNTech Product Financial Provisions) shall apply mutatis mutandis);

(ix) the Opt-Out Party shall, at the other Party’s request and election, use Commercially Reasonably Efforts to facilitate negotiations between the other Party and the Opt-Out Party’s Third Party providers of clinical research, Manufacturing and/or Commercialization services;

(x) the Opt-Out Party shall, and hereby does, effective on such termination, assign to the other Party all of its and its Affiliates’ right, title and interest in and to any and all trademarks used by it in the Territory in connection with its Development, Manufacture or Commercialization of Co-Development Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of the Opt-Out Party or its Affiliates), including all goodwill therein, and the Opt-Out Party shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment; and

(xi) the other Party may choose to terminate its efforts with respect to the Co-Development Products in its sole-discretion for any reason or no reason at any time after the Opt-Out Party elects to terminate.

13.7 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. In addition, the provisions of Article 1 (Definitions), Sections 6.3(b) (Use of BioNTech Product Initial Manufacturing Know-How); 6.3(c) (Batch Records) 6.5 (Pre-existing or Publicly Available Manufacturing Know-How); 8.6 (Late Payments); 8.7 (Financial Records and Audit; 8.8 (Audit Dispute) 11.1(a) (Ownership of Sole Inventions); 11.1(b) (Disclosure of Inventions), 11.1(d) (Use of Joint Inventions); 11.2 (Patent Prosecution and Maintenance); 11.3 (Cooperation of the Parties); Article 12 (Confidentiality; Publication); Article 13 (Term and Termination); Article 15 (Indemnification; Liability) and Article 16 (General Provisions) hereof shall survive the expiration or termination of this Agreement.

13.8 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not the Agreement is terminated and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 14

REPRESENTATIONS AND WARRANTIES

14.1 Representations and Warranties of Each Party. Each Party represents and warrants to each other Party as of the Effective Date that:

(a) it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

14.2 Representations and Warranties by Genevant. Genevant represents and warrants to BioNTech as of the Effective Date that:

(a) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Genevant Technology in a manner that is inconsistent with the licenses granted to BioNTech under Section 2.1 (Licenses for BioNTech) and Section 2.2(a) (License Grant to BioNTech) or its obligations under this Agreement;

(b) Genevant has not received any notice from a Third Party that the Genevant LNP infringes any Patents of any Third Party or misappropriates any other intellectual property of any Third Party and is not aware of any imminent or likely threat from a Third Party of such infringement or misappropriation;

(c) Genevant has not as of the Effective Date, and will not during the Term, grant any right to any Third Party under the Genevant Technology that would conflict with the rights granted to BioNTech hereunder;

(d) Genevant has no knowledge as of the Effective Date of any Third Party that is infringing or misappropriating any of the Genevant Technology;

(e) no Claim or action has been brought or, to Genevant’s knowledge, threatened in writing by any Third Party alleging that the Genevant Patents are invalid or unenforceable, and no Genevant Patent is the subject of any interference, opposition, cancellation or other similar proceeding except as identified in Exhibit G; and

(f) the patents and patent applications listed on Exhibit G constitute all existing Genevant Patents as of the Effective Date.

14.3 Representations and Warranties by BioNTech. BioNTech represents and warrants to Genevant as of the Effective Date that:

(a) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the BioNTech mRNA Payloads, Co-Development mRNA Payloads, or BioNTech Technology in a manner that is inconsistent with the licenses granted to Genevant under Section 2.2(b) (License Grant to Genevant) its obligations under this Agreement;

(b) BioNTech has not received any notice from a Third Party that any BioNTech mRNA Payload or Co-Development mRNA Payloads infringes any Patents of any Third Party or misappropriates any other intellectual property of any Third Party and is not aware of any imminent or likely threat from a Third Party of such infringement or misappropriation;

(c) BioNTech has not as of the Effective Date, and will not during the Term, grant any right to any Third Party under the BioNTech Technology that would conflict with the rights granted to Genevant hereunder;

(d) BioNTech has no knowledge as of the Effective Date of any Third Party that is infringing or misappropriating any of the BioNTech Technology;

(e) no Claim or action has been brought or, to BioNTech’s knowledge, threatened in writing by any Third Party alleging that the BioNTech Patents are invalid or unenforceable, and no BioNTech Patent is the subject of any interference, opposition, cancellation or other similar proceeding; and

(f) the patents and patent applications listed on Exhibit H constitute all existing BioNTech Patents as of the Effective Date.

14.4 No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 15

INDEMNIFICATION; LIABILITY

15.1 Indemnification by Genevant. Genevant shall indemnify and hold BioNTech, its Affiliates and Sublicensees, and their respective officers, directors, agents and employees (“BioNTech Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a) the gross negligence or willful misconduct of or violation of Applicable Laws by any of the Genevant Indemnitees;

(b) the material breach of any of the covenants, warranties or representations made by Genevant to BioNTech under this Agreement; or

(c) any material breach by Genevant of its obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the material breach by BioNTech of any covenant, representation, warranty or other agreement made by BioNTech in this Agreement or the negligence or willful misconduct of any BioNTech Indemnitee. Notwithstanding the above, Genevant will have no obligation to defend or indemnify BioNTech or its Affiliates for any claim brought by a shareholder or a class of shareholders of BioNTech or its Affiliates including, but not limited to, securities fraud claims, shareholder direct claims, and shareholder derivative claims, expect to the extent resulting from the gross negligence or willful misconduct on the part of Genevant or any Affiliate.

15.2 Indemnification by BioNTech. BioNTech shall indemnify and hold Genevant, its Affiliates and Sublicensees, and their respective officers, directors, agents and employees (“Genevant Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a) the gross negligence or willful misconduct of or violation of Applicable Laws by any of the BioNTech Indemnitees;

(b) the material breach of any of the covenants, warranties or representations made by BioNTech to Genevant under this Agreement; or

(c) any material breach by BioNTech of its obligations pursuant to this Agreement; or

(d) product recall, products’ liability, infringement claims, or similar claims based on the research, Development, Manufacture or Commercialization of a BioNTech Product including any such claims made against [***]

except in each case, to the extent such Claims result from the material breach by Genevant of any covenant, representation, warranty or other agreement made by Genevant in this Agreement or the negligence or willful misconduct of any Genevant Indemnitee. Notwithstanding the above, BioNTech will have no obligation to defend or indemnify Genevant or its Affiliates for any claim brought by a shareholder or a class of shareholders of Genevant or its Affiliates including, but not limited to, securities fraud claims, shareholder direct claims, and shareholder derivative claims, expect to the extent resulting from the gross negligence or willful misconduct on the part of BioNTech or any Affiliate.

15.3 Indemnification Procedure. If either Party is seeking indemnification under Sections 15.1 (Indemnification by Genevant) or 15.2 (Indemnification by BioNTech) (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the Claim. The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without such Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 15.1 (Indemnification by Genevant) or 15.2 (Indemnification by BioNTech) as to any Claim, pending resolution of the dispute pursuant to Section 16.10 (Dispute Resolution), the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 15.1 (Indemnification by Genevant) or 15.2 (Indemnification by BioNTech) upon resolution of the underlying Claim.

15.4 Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 15 (Indemnification; Liability). Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

15.5 Special, Indirect and Other Losses. EXCEPT IN THE EVENT OF A PARTY’S BREACH OF SECTION 2.6 (EXCLUSIVITY) OR Article 10 (CONFIDENTIALITY; PUBLICATION), NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 15.5 shall not be construed to limit either Party’s indemnification obligations under Section 15.1 (Indemnification by Genevant) or Section 15.2 (Indemnification by BioNTech), as applicable.

15.6 Conduct of Product Liability Claims.

(a) Each of the Parties shall promptly notify the other in the event that any Third Party asserts or files any products liability claim or other Claim relating to alleged defects in the Co-Development Product (whether design defects, Manufacturing defects or defects in sales or marketing) (“Third Party Products Liability Action”) against such Party. In the event of a Third Party Products Liability Action against such a single Party, the unnamed Party shall have the right, in the unnamed Party’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by the unnamed Party and reasonably acceptable to the named Party. The Party named in such Third Party Products Liability Action shall have the right to control the defense of the action, but shall notify and keep the unnamed Party apprised in writing of such action and shall consider and take into account the unnamed Party’s reasonable interests and requests and suggestions regarding the defense of such action. In the event of a Third Party Products Liability Action against both Parties, the Parties shall mutually agree upon which Party shall control the response to such Third Party Products Liability Action.

(b) The non-controlling Party of a Third Party Products Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Products Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Products Liability Action. The controlling Party shall have the sole and exclusive right to select its counsel for the defense to such Third Party Products Liability Action. If required under Applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Products Liability Action, the non-controlling Party shall join as a party to the suit. The controlling Party shall assume and pay all of its own costs incurred in connection with any litigation or proceedings related to such Third Party Products Liability Action, including the fees and expenses of the counsel selected by it, as well as the costs of the non-controlling Party associated with providing assistance requested by the controlling Party or joining the suit if requested by the controlling Party or required to maintain the suit. The non-controlling Party shall also have the right to participate and be represented in any such suit by its own counsel at its own expense. All Out-of-Pocket Costs and FTE Costs incurred in connection with any litigation or proceeding related to such Third Party Products Liability Action shall be taken into account in determining Profit or Loss as, and to the extent, provided in Exhibit F. The controlling Party shall not settle or compromise any Third Party Products Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.

15.7 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

ARTICLE 16

GENERAL PROVISIONS

16.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom without reference to any United Kingdom rules of conflict of laws.

16.2 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent (a) in connection with the transfer or sale of all or substantially all of the business or assets of such Party to which this Agreement relates to a Third Party (except where such transfer or sale results in termination of the Agreement pursuant to Section 13.2(e) (Termination for Competitor Change of Control)), whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise; provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) and its affiliates existing prior to the transaction shall not be included in the technology licensed hereunder; or (b) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Section 16.2 (Assignment) shall be null and void.

16.3 Entire Agreement; Modification. This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

16.4 Relationship Between the Parties. The Parties’ relationship with one another, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party. Neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

16.5 Taxes

(a) Taxes on Income. Except as otherwise set forth in this Section 16.5 (Taxes), each Party shall be solely responsible for the payment of all Taxes imposed on such Party’s income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Taxes of Co-Entrepreneurship. If and to the extent the Parties are considered to be partners of a co-entrepreneurship for Tax purposes because of their collaboration governed by this Agreement and Taxes allocated to the co-entrepreneurship (e.g. German trade tax, but excluding any Taxes imposed on or with respect to net income other than German trade tax) are owed by either of the Parties such Tax (as well as any related cost of reporting and preparation of relevant Tax returns) shall be considered a cost item to be borne by the Parties in accordance with the Profit and Loss split set out in Section 10.4 and the principles set out in Exhibit C. The Parties shall cooperate in good faith to agree on a mutual tax filing position for their collaboration governed by this Agreement in due course after the Effective Date. Each Party shall have the right to assign its contractual position under this Agreement to a wholly owned corporate subsidiary (“Blocker Entity”) provided that the relevant Party (i) remains secondarily liable for any liabilities of the Blocker Entity under this Agreement and (ii) shall indemnify the other Party from any Taxes triggered by the transfer of the contractual position to the Blocker Entity.

(c) Taxes as Development Costs. For the avoidance of doubt, any non-recoverable import taxes, export taxes, excise taxes, sales taxes, VAT, consumption taxes and comparable taxes and duties accruing in connection with any activity to be performed under the Co-Development Product Development Plan, including any Taxes described in Section 16.5(e) that accrue in connection with any activity to be performed under the Co-Development Product Development Plan, shall qualify as Development Costs and considered a cost item to be borne by the Parties in accordance with the Profit and Loss split set out in Section 10.4.

(d) Tax Cooperation. The Parties agree to use commercially reasonable efforts to cooperate with one another and use commercially reasonable efforts to avoid or reduce, to the extent permitted by Applicable Laws, Tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by the paying Party to the receiving Party under this Agreement (“Withholding Taxes”). If Withholding Taxes are imposed on any payment under this Agreement, the liability for such Withholding Taxes shall be the sole responsibility of the receiving Party, and the paying Party shall (i) deduct or withhold such Withholding Taxes from the payment made to the receiving Party, (ii) timely pay such Withholding Taxes to the proper taxing authority, and (iii) send proof of payment to the receiving Party within thirty (30) days following such payment. If and to the extent the paying Party failed to retain Withholding Taxes (e.g. because the Parties assumed that Withholding Taxes will not be imposed) or if Withholding Taxes are imposed on “deemed payments” the receiving Party shall reimburse the paying Party for any Withholding Tax obligation vis-à-vis the tax authorities. Each Party shall comply with (or provide the other Party with) any certification, identification or other reporting requirements that may be reasonably necessary in order for the paying Party to not withhold Withholding Taxes or to withhold Withholding Taxes at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with commercially reasonable assistance to enable the recovery, as permitted by Applicable Laws, of Withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing the cost of such Withholding Taxes under this Section 16.5(d) (Tax Cooperation). Notwithstanding the foregoing, if as a result of any assignment or sublicense by the paying Party, any change in the paying Party’s tax residency, any change in the entity that originates the payment, or any failure on the part of the paying Party to comply with Applicable Laws with respect to Withholding Taxes (including filing or record retention requirements), Withholding Taxes are imposed that would not otherwise have been imposed (“Incremental Withholding Taxes”), then the paying Party shall be solely responsible for the amount of such Incremental Withholding Taxes and shall increase the amounts payable to the receiving Party so that the receiving Party receives a sum equal to the sum which it would have received had there been no such imposition of Incremental Withholding Taxes. If a Party makes a payment in accordance with the sentence above (gross-up) (“Tax Payment”) and

(i)	a credit against, relief or remission for, or repayment of any Tax (“Tax Credit”) is attributable to that Tax Payment and

(ii)	the receiving Party determines in good faith that it has obtained and utilised that Tax Credit on an affiliated group basis,

the receiving Party shall pay to the paying Party an amount equal to such Tax Credit, net of all out-of-pocket expenses (including Taxes) of such receiving Party and without interest (other than interest paid by the relevant taxing authority with respect to such Tax Credit). Notwithstanding anything else in this Section 16.5(d), in no event will the receiving Party be required to pay any amount to paying Party pursuant to this Section 16.5(d) the payment of which would place the receiving Party in a less favorable net after-Tax position than the receiving Party would have been in if the Tax giving rise to such Tax Credit had not been deducted, withheld or otherwise imposed and the applicable Tax Payment had never been paid. This paragraph shall not be construed to require the receiving Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the paying Party or any other Person. The receiving Party shall use its commercially reasonable efforts to obtain and utilise that Tax Credit on an affiliated group basis.

(e) Value Added Tax. All payments between the Parties under this Agreement are exclusive of applicable statutory value added tax (“VAT”), if any, which shall be listed separately on each invoice. If and to the extent any VAT will become payable due to any supplies or services rendered under this Agreement and if and to the extent such VAT is to be paid by the Party providing the supply or service to the competent tax authorities, the receiving Party shall pay an amount equal to such VAT to the providing Party upon receipt of a valid invoice allowing for the recovery of such VAT. The same shall apply mutatis mutandis for potential other transfer taxes such as stamp, sales, use or similar taxes (“Transfer Tax”) imposed on any payments under this Agreement. In case there will be new Transfer Taxes introduced after the Effective Date, the Parties will agree on the burden of such Transfer Taxes in good faith. The Parties shall cooperate in good faith to minimize and/or recover (such recovery to be for the benefit of the Party bearing the cost of such Transfer Tax) any Transfer Tax, as permitted by Applicable Laws.

16.6 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

16.7 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or unavailability of materials related to the Manufacture of Products. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

16.8 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

16.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either (a) in person, (b) by air mail (postage prepaid) requiring return receipt, (c) by overnight courier, or (d) by e-mail with delivery and return receipts requested and confirmation of delivery thereafter, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes only upon receipt.

If to Genevant:	Genevant Science Inc.
90 Broadway, Suite 204
Cambridge MA 02142
Attention: [***]

With a copy to:	Roivant Sciences GmbH
Viaduktstrasse 8
4051 Basel, Switzerland
Attention: [***]

If to BioNTech:	BioNTech RNA Pharmaceuticals GmbH
Goldgrube 13
55131 Mainz
Germany
Attn.: [***]

16.10 Dispute Resolution

(a) The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. Subject to Section 16.10(g) (Dispute Resolution - subsection (g)), in the event the Parties cannot resolve such dispute, controversy or claim within a period of thirty (30) days, then the matter shall be referred to designated senior executives of the Parties for resolution. The initial designated senior executives shall be BioNTech’s Head Alliance Management . Each Party shall be entitled to name substitute senior executives upon written notice to the other Party.

(b) Except as expressly set forth in Section 16.10(g) (Dispute Resolution - subsection (g)), if, after going through this procedure, the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim (defined in Section 16.10(f) (Dispute Resolution - subsection (f)) below) shall be finally resolved by binding arbitration according to the International Chamber of Commerce (ICC) Rules of Arbitration, as applicable on the date of commencement of the arbitration proceedings. Place of arbitration shall be London, England. Exclusive language of the proceedings shall be English. In addition to the ICC Rules of Arbitration, the procedural law in force at the seat of arbitration shall apply. The arbitration shall be conducted by a panel of three (3) neutral arbitrators who shall be attorneys and have (i) at least [***] of dispute resolution experience (which may include judicial experience) or (ii) at least [***] of legal or business experience in the biotechnology or pharmaceutical industry, none of whom shall be a current or former employee or director, or a current stockholder, of either Party or any of their respective Affiliates or any Sublicensee: within thirty (30) days after initiation of arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third (3rd) arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third (3rd) arbitrator, the third (3rd) arbitrator shall be appointed in accordance with the ICC Rules. In addressing any of the subjects within the scope of the Preliminary Conference, the arbitrators shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

(c) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrators’ authority to award punitive or any other type of damages not measured by a Party’s compensatory damages shall be subject to the limitation set forth in Section 15.5 (Special, Indirect and Other Losses). Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(d) Except to the extent necessary to confirm or enforce an award or as may be required by law, neither Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of the other Party. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations of the United Kingdom.

(e) The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(f) As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns (i) the construction, scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(g) Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to subsections (b) and (c) of this Section 16.10 (Dispute Resolution).

16.11 Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.12 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

16.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

16.14 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to require to be taken on the next occurring Business Day.

16.15 English Language. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

16.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Co-Development Agreement to be executed by their duly authorized representatives.

BIONTECH RNA PHARMACEUTICALS GMBH		GENEVANT SCIENCES GMBH

By: [***]		By: [***]

Name: [***]		Name: [***]

Title: [***]		Title: [***]

Date:	July 4, 2018	Date:	July 4, 2018

Confidential	Execution Copy

LIST OF EXHIBITS

Exhibit A:	BioNTech mRNA Payloads
Exhibit B:	Co-Development mRNA Payloads and Lead Commercialization Party
Exhibit C:	Taxes of Co-Entrepreneurship
Exhibit D:	Transfer Plan
Exhibit E:	BioNTech Development Milestone Plan
Exhibit F:	Procedure for Calculating Profit and Loss
Exhibit G:	Genevant Patents
Exhibit H:	BioNTech Patents
Exhibit I:	BioNTech Products Collaboration Plan
Exhibit J:	Co-Development Products Development Plan
Exhibit K:	Opt-Out Financial Terms
Exhibit L:	BioNTech Product Initial Manufacturing Know-How

Confidential	Execution Copy

EXHIBIT A

BIONTECH MRNA PAYLOADS

[***]

A-1

Confidential	Execution Copy

EXHIBIT B

CO-DEVELOPMENT MRNA PAYLOADS AND LEAD COMMERCIALIZATION PARTY

[***]

B-1

Confidential	Execution Copy

EXHIBIT C

TAXES OF CO-ENTREPRENEURSHIP

Burden-sharing trade tax in case of a co-entrepreneurship	Lastenverteilung Gewerbesteuer im Fall einer Mitunternehmerschaft

1.  If and to the extent the Parties are considered to be partners of a co-entrepreneurship for Tax purposes because of their collaboration governed by this Agreement and trade tax (including possible ancillary charges related thereto) with regard to this co-entrepreneurship (Common Tax) accrues, this Common Tax shall be borne and, where required, compensated between the Parties (Tax Equalization) according to the following provisions:

1.  Wenn und soweit die Parteien wegen ihrer Zusammenarbeit unter dieser Vereinbarung als Mitunternehmer einer Mitunternehmerschaft anzusehen sind und Gewerbesteuer (einschließlich etwaiger damit zusammenhängender steuerlicher Nebenleistungen) betreffend dieser Mitunternehmerschaft (Gemeinsame Steuer) geschuldet wird, soll diese Gemeinsame Steuer von den Parteien nach Maßgabe der folgenden Bestimmungen getragen und ggf. ausgeglichen (Steuerausgleich) werden:

2. In principle, both Parties bear Common Taxes at a ratio of 50% | 50%.	2. Die Parteien tragen eine Gemeinsame Steuer grundsätzlich im Verhältnis 50% | 50%.

3. If and to the extent	3. Wenn und soweit eine Gemeinsame Steuer

i.   attributions from special business balance sheets (assets, equity and liabilities, special business income, special business expenses) or from (positive or negative) supplementary tax balance sheets of a Party or

i. durch Zurechnungen aus Sonderbilanzen (Aktiva, Passiva, Sonderbetriebseinnahmen, Sonderbetriebsaufwendungen) oder (positiven oder negativen) Ergänzungsbilanzen einer Partei oder

ii. the transfer of the interest in the co-entrepreneurship of a Party or the withdrawal of a Party from the co-entrepreneurship	ii. durch Übertragung des Mitunternehmeranteils einer Partei oder durch das Ausscheiden einer Partei aus der Mitunternehmerschaft

Confidential	Execution Copy

cause either in this or (e.g. due to a bigger or smaller loss carry-forward) one of the following years an additional Common Tax (Additional Tax Burden) or a reduced Common Tax (Reduced Tax Burden), the following shall apply: Additional Tax Burdens are, in derogation from No. 2 of this Exhibit, borne solely by the causative Party and, where required, refunded to the other Party in accordance with this burden-sharing; Reduced Tax Burdens are, in derogation from No. 2 of this Exhibit, exclusively for the benefit of the causative Party and, where required, partly refunded by the other Party to the causative Party in accordance with this burden-sharing; for the avoidance of doubt, the Parties clarify that a Tax Equalization shall also take place if a Common Tax is saved.

If an Additional Tax Burden or a Reduced Tax Burden is caused by a direct or indirect shareholder of a Party, this Additional Tax Burden or Reduced Tax Burden shall be deemed to have been caused by this Party for the purposes of this Exhibit.

in diesem oder (z.B. wegen eines erhöhten oder geminderten Verlustvortrags) einem der folgenden Jahre höher ausfällt (Steuerliche Mehrbelastungen) oder niedriger ausfällt (Steuerliche Minderbelastungen), wird im Fall einer Steuerlichen Mehrbelastung diese Steuerliche Mehrbelastung abweichend von Ziffer 2 dieses Exhibit ausschließlich von der verursachenden Partei getragen und ggf. entsprechend dieser Lastenverteilung der anderen Partei erstattet, und kommt im Fall einer Steuerlichen Minderbelastung diese Steuerliche Minderbelastung abweichend von Ziffer 2 dieses Exhibit ausschließlich der verursachenden Partei zugute und hat die andere Partei der verursachenden Partei die Steuerliche Minderbelastung ggf. entsprechend dieser Lastenverteilung anteilig zu erstatten; die Parteien stellen klar, dass auch im Fall einer ersparten Gemeinsamen Steuer ein Steuerausgleich stattfinden soll.

Werden Steuerliche Mehrbelastungen oder Steuerliche Minderbelastungen durch einen direkten oder indirekten Anteilseigner einer Partei verursacht, gilt dies für Zwecke dieses Exhibit als durch die jeweilige Partei verursacht.

4.  Trade tax disadvantages which result from the fact that, due to the termination of the co-entrepreneurship or a relevant transfer of a participation (section 10a sentence 10 German Trade Tax Act, section 8c German Corporate Income Tax Act), trade tax losses carried-forward may be forfeited, shall not be compensated by the causative Party.

4.  Gewerbesteuerliche Nachteile, die dadurch entstehen, dass gewerbesteuerliche Fehlbeträge wegen der Beendigung der Mitunternehmerschaft oder eines schädlichen Beteiligungserwerbs (§§ 10a S. 10 GewStG, 8c KStG) nicht mehr genutzt werden können, sind von der verursachenden Partei nicht auszugleichen.

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5.  The amounts of the Tax Equalization according to this Exhibit are to be calculated by way of an iterative calculation process which takes into account the respective additional or reduced income tax or corporate income tax of the Parties which results from the fact that, on the one hand, the Common Tax is not tax deductible, while, on the other hand, the equalization payment is taxable by the receiving Party and possibly tax deductible by the paying Party.

5.  Bei der Berechnung des Steuerausgleichs nach diesem Exhibit ist im Rahmen eines iterativen Rechenprozesses jeweils eine einkommen- bzw. körperschaftsteuerliche Mehr- bzw. Minderbelastung der Parteien zu berücksichtigen, die aus dem Umstand resultiert, dass einerseits die Gemeinsame Steuer einem steuerlichen Abzugsverbot unterliegt, hingegen andererseits die Ausgleichszahlung bei der erstattungsberechtigten Partei steuerpflichtig und ggf. bei der erstattungspflichtigen Partei steuerlich abzugsfähig ist.

6.  To the extent the Tax Equalization has neither yet taken place nor can take place in the course of the application of section 10.4 of the Agreement, the Party entitled to the compensation shall have a compensation claim against the other Party pursuant to this Exhibit. This claim shall become time-barred upon expiration of six months after the relevant tax trade tax assessment has become formally and substantially binding. Additional Tax Burdens or Reduced Tax Burdens, which arise after the termination of the co-entrepreneurship, are to be compensated (notwithstanding a possible termination of the Agreement) between the Parties as well.

6.  Soweit der Steuerausgleich einer Gemeinsamen Steuer nicht bereits im Rahmen von Section 10.4 der Vereinbarung erfolgt ist oder erfolgen kann, hat die zum Ausgleich berechtigte Partei einen Ausgleichsanspruch gegen die andere Partei nach Maßgabe dieses Exhibit. Dieser Anspruch verjährt 6 Monate nach formeller und materieller Bestandskraft des jeweiligen Gewerbesteuerbescheides. Steuerliche Mehr- oder Minderbelastungen, die erst nach Beendigung der Mitunternehmerschaft eintreten, sind zwischen den Parteien (auch nach Vertragsbeendigung) ebenfalls auszugleichen.

7. If and to the extent the Parties are considered to be partners of a co-entrepreneurship for Tax purposes because of their collaboration governed by this Agreement and there are, due to a	7. Wenn und soweit die Parteien wegen ihrer Zusammenarbeit unter dieser Vereinbarung als Mitunternehmer einer Mitunternehmerschaft anzusehen sind und es aufgrund von Abzugsverboten

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       deduction prohibition (e.g. the German interest barrier or royalty barrier), other special income tax effects (especially regarding corporate income tax and trade tax), which are caused by the respective other Party, an equalization shall take place between the Parties according to the principles set out in this Exhibit.

       (z.B. der deutschen Zins- und/oder Lizenzschranke) zu anderen ertragsteuerlichen Sondereffekten (insbesondere betreffend Körperschaftsteuer und Gewerbesteuer) kommt, die durch die jeweils andere Partei verursacht sind, soll ein Aus-gleich zwischen den Parteien entsprechend den in diesem Exhibit festgelegten Grundsätzen erfolgen.

8. In the event of discrepancies between the German and the English version of this Exhibit, the German version of this Exhibit shall prevail.	8. Im Falle von Abweichungen zwischen der deutschen und der englischen Fassung dieses Exhibit geht die deutsche Fassung vor.

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EXHIBIT D

TRANSFER PLAN

The following activities will be subject to a detailed 2-way transfer plan for know-how and materials between BioNTech and Genevant on an as-needed basis to support the collaboration:

•	Analytical Development

•	Pharmaceutical Development

•	Nonclinical

Development of the detailed transfer plans will be initiated within [***] weeks of the Effective Date.

D-1

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EXHIBIT E

BIONTECH DEVELOPMENT MILESTONE PLAN

[***]

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EXHIBIT F

PROCEDURE FOR CALCULATING PROFIT OR LOSS

OF CO-DEVELOPMENT PRODUCTS

Profit or Loss from Co-Development Products in the Territory shall be calculated in accordance with this Exhibit F.

Calculation of Profit or Loss

Profit or Loss shall be calculated for each Calendar Quarter by determining the Net Sales of Co-Development Products, adding any Other Income and subtracting the sum of the Allowable Expenses incurred during such Calendar Quarter. Notwithstanding the foregoing, on a Calendar Year-to-date basis, Allowable Expenses shall not be included in such calculation if such expenses are in excess of the amounts allocated for such Calendar Year-to-date period, in the budget for Commercialization approved by the JSC; provided, however, that Allowable Expenses in excess of the Commercialization budget shall be included in the calculation of Profit or Loss in (i) if the JSC approves such excess Allowable Expenses (either before or after they are incurred), which approval shall not be unreasonably withheld to the extent the Allowable Expenses in excess of the applicable budget were not within the reasonable control of the Party (or Party’s Affiliate) incurring such expense or (ii) to the extent such excess does not [***] in the applicable Calendar Year-to-date period in accordance with the Commercialization budget for such Calendar Year. If any excess Allowable Expenses are excluded from sharing by the Parties for a particular Calendar Year-to-date period pursuant to the foregoing sentence, such excess Allowable Expenses shall be carried forward to subsequent Calendar Quarters (provided that such Calendar Quarters fall within the same Calendar Year) and, to the extent the total Allowable Expenses incurred by such Party and its Affiliates for the Calendar Year-to-date as of the end of such subsequent Calendar Quarter are less than [***] of the aggregate Allowable Expenses allocated to such Party under the commercialization budget for such Calendar Year-to-date period, such carried forward amounts shall be included in Allowable Expenses to be shared by the Parties for such Calendar Year-to-date period (i.e., so that the total Allowable Expenses incurred by such Party and its Affiliates that are shared pursuant to this paragraph do not exceed [***] of the Allowable Expenses allocated to such Party under the commercialization budget, unless otherwise approved by the JSC).

Definitions

The following definitions shall apply for purposes of calculating Profit or Loss in accordance this Exhibit F.

(1)	“Allowable Expenses” means [***]

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(2)	“Blocking Third Party Patent Costs” means [***]

(3)	“Distribution Costs” means [***]

(4)	[***]

(5)	[***]

(6)	“Health Care Reform Fees” [***]

(7)	“Marketing Expenses” means [***]

(8)	“Medical Affairs Expenses” [***]

(9)	“Other Commercialization Costs” [***]

(10)	[***]

(11)	[***]

(12)	[***]

(13)	[***]

(14)	“Selling Costs” means [***]

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(15) “Total Sales Representative Costs” means [***]

(16) “Trademark Costs” [***]

Reconciliations

The JSC will coordinate to resolve any differences in or disputes regarding the calculation of Profit or Loss, or any component thereof.

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EXHIBIT G

GENEVANT PATENT

Patents

I.	[***]

[***]

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CSN5

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[***]

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[***]

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[***]

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[***]

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[***]

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II [***]

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[***]

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1:57 SNALP

[***]

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7:54 SNALP

[***]

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SNALP structure

[***]

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ApoB C2K SNALP

[***]

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II. NOVEL LIPID CASES DLinDMA/DLenDA

[***]

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IV. MODIFIED siRNA CASES Chem mod

[***]

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V. MISCELLANEOUS CASES

Combination therapy w/NA & conventional drugs

[***]

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Combination therapy w/NA & radiotherapy

[***]

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Lipid-mediated GDEPT

[***]

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Use of temperature to control lipoplex size

[***]

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08155 Matters

[***]

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EXHIBIT H

BIONTECH PATENTS

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EXHIBIT I

BIONTECH PRODUCTS COLLABORATION PLAN

Consists of the following PDF files attached:

•	[***].

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EXHIBIT J

CO-DEVELOPMENT PRODUCTS DEVELOPMENT PLAN

Consists of the following PDF files attached:

•	[***].

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EXHIBIT K

OPT-OUT FINANCIAL TERMS

[***] Milestones

Within [***] days after the first achievement of each milestone event below for the Co-Development Product that is the subject of the Opt-Out, the other Party shall notify the Opt-Out Party of the achievement of such milestone event and shall remit payment to the Opt-Out Party within [***] days of its receipt of the Opt-Out Party’s invoice for such payment

[***]

Commercial Milestones

Within [***] days after the end of the Calendar Quarter in which aggregate annual Net Sales of the Co-Development Product that is the subject of the Opt-Out by or on behalf of the other Party or any of its Affiliates or Sublicensees in the Co-Development Field in the Territory first reach any threshold indicated in the milestone events listed below, the other Party shall notify the Opt-Out Party of the achievement of such milestone event and shall remit payment to the Opt-Out Party within [***] days of its receipt of the Opt-Out Party’s invoice for such payment.

[***]

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Royalty Payments

During the Royalty Term (as applied mutatis mutandis for the Co-Development Product and provided that only Valid Claims of Patents Controlled by the Opt-Out Party shall be taken into account for evaluating the time period under Section (b) (Royalty Term)) for the Co-Development Product, the other Party shall pay to the Opt-Out Party non-refundable, non-creditable royalty at the rates below on aggregate annual Net Sales of the Co-Development Product in the Co-Development Field in the Territory in each Calendar Year.

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EXHIBIT L

BIONTECH PRODUCT INITIAL MANUFACTURING KNOW-HOW

As required for Regulatory Approvals for clinical trials:

[***]

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